Execution Version
CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

ASSET PURCHASE AGREEMENT by and among CHS INC. as Seller, PAR HAWAII, INC., as Buyer and Solely for purposes of Section 4.10, PAR PACIFIC HOLDINGS, INC., as Buyer Parent Dated as of January 9, 2018

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Page

1.	ASSETS AND ASSUMED LIABILITIES		1
	1.1	Sale of Assets	1
	1.2	Excluded Assets	2
	1.3	Excluded Liabilities; Assumed Liabilities	3
	1.4	Deposit	4
	1.5	Purchase Price	4
	1.6	Allocation	5
	1.7	Agreed Location Value	6
	1.8	Purchase Price Adjustments	6
	1.9	Physical Count Inventory Procedures	7
	1.10	Closing Date	9
	1.11	Withholding	9

2.	REPRESENTATIONS AND WARRANTIES		10
	2.1	Representations and Warranties of Seller	10
	2.2	Representations and Warranties of Buyer	20

3.	COVENANTS PRIOR TO CLOSING		22
	3.1	Access to Information; Confidentiality	22
	3.2	Conduct of Business Pending the Closing	23
	3.3	Further Actions; Consents	24
	3.4	Certain Filings; Permits	25
	3.5	Exclusivity	25
	3.6	Environmental Insurance	26
	3.7	Title	26
	3.8	No Physical Inspections	27
	3.9	No License to Intellectual Property	27
	3.10	Notice of Developments	27
	3.11	Termination of Contracts	27
	3.12	Monthly Financial Statements	27

4.	ADDITIONAL COVENANTS		27
	4.1	Tax Matters and Proration of Expenses	27
	4.2	Employee Matters	29
	4.3	Post-Closing Access to Information	30
	4.4	Insurance and Casualty	31
	4.5	Condemnation	31
	4.6	Further Assurances	31
	4.7	Contact with Business Relations	31
	4.8	Assignment of Assets	32
	4.9	Rejected Properties	32
	4.10	Buyer Parent Guaranty	33

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	4.11	Confidentiality	34
	4.12	Financial Statement Assistance	34
	4.13	Cash Drawer; ATM	35
	4.14	[***]	35
	4.15	Data Room Documentation	35
	4.16	Transition Matters	35

5.	CONDITIONS TO THE CLOSING		36
	5.1	Conditions of Buyer’s Obligations	36
	5.2	Conditions of Seller’s Obligation	38

6.	INDEMNIFICATION		39
	6.1	Survival of Representations and Warranties and Covenants	39
	6.2	Indemnification Obligations	40
	6.3	Limitations	40
	6.4	Procedures Relating to Indemnification Between Buyer and Seller	41
	6.5	Procedures Relating to Indemnification for Third-Party Claims	41
	6.6	Insurance	43
	6.7	Effect of Investigation	43
	6.8	Duty to Mitigate	43
	6.9	Exclusive Remedy	44
	6.10	No Double Recovery	44
	6.11	Manner of Payment	44
	6.12	Tax Treatment of Indemnity Payments	44

7.	TERMINATION		44
	7.1	General	44
	7.2	Effect of Termination	45
	7.3	Fees and Expenses	45

8.	MISCELLANEOUS		46
	8.1	Publicity	46
	8.2	Assignment	46
	8.3	Parties in Interest	46
	8.4	Amendment	47
	8.5	Waiver	47
	8.6	Notices	47
	8.7	Expenses	48
	8.8	Section Headings; Table of Contents	48
	8.9	Severability	48
	8.10	No Strict Construction	48
	8.11	Governing Law; Jurisdiction; Venue; Waiver of Jury Trial	48
	8.12	Entire Agreement	49

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	8.13	Time of Essence	49
	8.14	Prevailing Party	50
	8.15	Counterparts	50
	8.16	Specific Performance	50
	8.17	Schedules and Exhibits	50

9.	Definitions		51

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SCHEDULES
Schedule 1.1(d)    Assumed Contracts
Schedule 1.1(e)    Permits and Licenses
Schedule 1.1(f)    Prepaid Assets
Schedule 1.2(b)    Excluded Equipment
Schedule 1.2(c)    Excluded Inventory
Schedule 1.3(b)(iv)    Assumed Liabilities
Schedule 1.7        Agreed Location Value
Schedule 1.9(b)(iv)(D)    Petroleum Inventory
Schedule 2.1(c)    Violation
Schedule 2.1(d)     Financial Information
Schedule 2.1(e)    Tax Matters
Schedule 2.1(f)    Litigation
Schedule 2.1(g)    Compliance with Laws and Orders
Schedule 2.1(i)    Environmental Matters
Schedule 2.1(j)    Title to Tangible Assets
Schedule 2.1(k)    Title to Owned Real Property
Schedule 2.1(l)    Contracts
Schedule 2.1(m)    Employee Matters
Schedule 2.1(p)    Absence of Certain Events
Schedule 2.1(q)    Seller’s Systems
Schedule 2.1(r)    Warranty; Fuel Inventory
Schedule 2.1(s)    Zoning
Schedule 2.1(t)    Access Sewer/Water
Schedule 2.1(v)    Power of Attorney/Bonds
Schedule 3.3(b)    Lease Consents
Schedule 4.14        Station Property Work
Schedule 5.1(d)    Required Consents
Schedule 6.2(a)(iv)    Indemnification Obligations
Schedule 9.1        Vendor List

EXHIBITS
Exhibit A-1    Owned Real Properties
Exhibit A-2    Leased Real Properties
Exhibit B    Form of Bill of Sale

Exhibit C	Forms of Limited Warranty Deed

Exhibit D	Form of Assignment and Assumption Agreement

Exhibit E	Forms of Fuel Supply Agreements

Exhibit F	Form of Non-Competition and Non- Solicitation Agreement

Exhibit G	Merchandise Inventory and Food Service Items Measurement and Valuation Procedures

iv

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ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into and dated effective as of January 9, 2018 (the “Effective Date”) by and among CHS Inc., a Minnesota cooperative corporation (“Seller”), Par Hawaii, Inc., a Hawaii corporation (“Buyer”), and solely for purposes of Section 4.10, Par Pacific Holdings, Inc., a Delaware corporation (“Buyer Parent”). Capitalized terms used but not defined in the context of the Sections in which such terms appear shall have the meanings ascribed to such terms in Article 9.
RECITALS
WHEREAS, Seller owns and operates various assets used in connection with (a) twenty-one (21) owned retail gasoline, convenience store facilities (together with all of Seller’s right, title and interest in and to all land, buildings, structures, easements, appurtenances, improvements (including construction in progress) and fixtures located thereon, the “Owned Real Properties”) at the various locations identified on Exhibit A-1 attached hereto and (b) twelve (12) leased retail gasoline, convenience store facilities (the “Leased Real Properties”) at the various locations identified on Exhibit A-2 attached hereto (collectively, the “Business”);
WHEREAS, Buyer Parent directly or indirectly owns all of the issued and outstanding equity interests of Buyer and will benefit, directly or indirectly, from the transactions contemplated by this Agreement; and
WHEREAS, subject to the terms and conditions hereof, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of the properties, assets, rights and claims of the Business owned or held by Seller for the consideration specified herein (collectively, the “Transactions”).
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.	ASSETS AND ASSUMED LIABILITIES
1.1    Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement, at Closing, Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase, assume and receive, all of Seller’s right, title and interest in and to only the following assets of Seller, free and clear of all Liens (other than Permitted Liens), as the same may exist at Closing (collectively, the “Assets”):
(a)    All of the Personal Property;

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(b)    All of Seller’s right, title and interest in, to and under the Owned Real Properties;
(c)    All of the Inventory owned by Seller that is present at the Station Properties as of the Cut-over Time, as more fully described in Section 1.9;
(d)    All of the Contracts set forth on Schedule 1.1(d), including each of the Real Property Leases with respect to a Leased Real Property (the “Assumed Contracts”);
(e)    All permits and/or licenses which are held by Seller and associated with any of the Assets or the Business on the Closing Date which are assignable, if any, but only to the extent that such permits and/or licenses are assignable and set forth on Schedule 1.1(e);
(f)    All advance payments, escrows, bonds, certificates of deposit and security deposits, all to the extent assignable and to the extent set forth on Schedule 1.1(f);
(g)    All Books and Records;
(h)    To the extent transferable, all rights of Seller under or pursuant to all warranties, representation and guarantees made by suppliers, distributors, manufacturers and contractors to the extent relating to products sold to Seller that constitute Assets, or services provided to Seller that primarily relate to any Assets, or to the extent affecting any Assets;
(i)    All claims, counterclaims, causes of action, and rights of recourse of Seller against third parties to the extent relating to the Assets or Assumed Liabilities (but excluding any claims, counterclaims, causes of action, and rights of recourse that relate to any Excluded Liabilities or Excluded Assets) whether choate or inchoate, known or unknown, contingent or non-contingent; and
(j)    All keys and access codes to the Station Properties.
1.2    Excluded Assets. For the avoidance of doubt and notwithstanding anything to the contrary herein, Seller shall not convey, assign, transfer or deliver to Buyer, and Buyer shall not acquire from Seller (and the Assets shall not include) any assets of Seller not included in the Assets, including the following property which shall remain the property of Seller after the Closing (collectively, the “Excluded Assets”):
(a)    All tangible and intangible assets of Seller that are not included in the Assets;
(b)    Improvements and equipment not owned by Seller or subject to this Agreement that may be situated at the Station Properties which are all specifically set forth on Schedule 1.2(b);
(c)    All of the inventory not owned by Seller that is present at the Station Properties which are specifically described on Schedule 1.2(c);

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(d)    All of Seller’s right, title and interest in goodwill and intellectual property rights that are owned by Seller, whether or not related to the Business (including, without limitation, all trademarks, tradenames and service marks of Seller);
(e)    Seller’s Tax Returns and supporting documentation related thereto, corporate franchise, stock record books, record books containing minutes of meetings of directors, stockholders, managers or members and such other records as have to do exclusively with Seller’s organization or stock capitalization and any other documentation of Seller to the extent it contains information of Seller not exclusively related to the Business (collectively, the “Seller’s Records”);
(f)    Any of Seller’s rights or claims to any refunds of any Seller Taxes;
(g)    Except to the extent set forth on Schedule 1.1(f), other than cash included in Inventory, any and all cash, cash equivalents, vendor rebates, uncollected checks, cash contained in any automated teller machine, deposits, bank deposits, prepaid expenses, and accounts, certificates of deposit, governmental obligations, marketable securities, and all other securities and monies of Seller;
(h)    Any notes or accounts receivable;
(i)    All personnel records and other records that are part of the Books and Records that Seller is required by Law to retain in its possession (copies of any such records shall be provided to Buyer at the Closing, to the extent permitted by Law);
(j)    All reimbursements to which Seller is entitled under any state petroleum storage tank fund for any costs incurred with respect to the Station Properties prior to or after Closing except as otherwise provided herein;
(k)    All rights which accrue or will accrue to Seller under this Agreement or any documents executed or delivered in connection herewith; and
(l)    All insurance policies of Seller and its Affiliates, and all rights to applicable claims and proceeds thereunder.
(m)    All Benefit Plans, including without limitation, any Business Benefit Plan.
1.3    Excluded Liabilities; Assumed Liabilities.
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1.4    Deposit. Upon the execution and delivery of this Agreement and the Deposit Escrow Agreement (defined below) by the Parties, Buyer shall deliver Three Million Five Hundred Thousand Dollars ($3,500,000.00) (the “Deposit”) by wire transfer of immediately available funds to First American Title Insurance Company, as escrow agent (the “Escrow Agent”), which shall be deposited in an account established pursuant to the terms of a mutually agreeable escrow agreement (the “Deposit Escrow Agreement”), to be entered into on the date hereof by Seller, Buyer, and the Escrow Agent. If the Closing occurs, Buyer and Seller shall notify the Escrow Agent in writing of the occurrence of the Closing and instruct the Escrow Agent to distribute the Deposit to an account designated by Seller as a credit towards the Purchase Price. If the Closing does not occur, the Deposit will be distributed pursuant to Section 7.3.

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1.5    Purchase Price.
(a)    Total Purchase Price. The aggregate consideration for the sale, assignment, transfer, conveyance and delivery by Seller of the Assets to Buyer at the Closing shall be (i) an aggregate purchase price (collectively, the “Purchase Price”), which shall be adjusted in accordance with Section 1.8, equal to the sum of, (A) Seventy Million Dollars ($70,000,000.00) (the “Base Price”); plus (B) the Estimated Inventory Value; plus or minus (C) the prorated amounts as calculated pursuant to Sections 4.1(c), 4.1(d) and 4.1(e); and minus (D) the Agreed Location Value of any Rejected Properties (collectively, the “Closing Cash Payment”) and (ii) the assumption of the Assumed Liabilities, in each case without duplication.
(b)    Estimated Purchase Price. No later than five (5) Business Days prior to the Closing Date, Seller will deliver in writing to Buyer the Estimated Inventory Value Statement setting forth in reasonable detail Seller’s reasonable and good faith estimate of the Inventory Value (the “Estimated Inventory Value”), each of the components of the Closing Cash Payment and any documentation reasonably requested by Buyer to verify each of the components of the Estimated Inventory Value and the Closing Cash Payment, and shall reasonably respond to questions and comments from Buyer prior to the Closing Date. The amounts set forth in the Estimated Inventory Value Statement will be used to calculate the Closing Cash Payment to be paid by Buyer to Seller at the Closing, which will be subject to adjustment after the Closing as set forth in Section 1.8. At the Closing, Buyer shall pay Seller the Closing Cash Payment, minus the Deposit, and minus the amount, if any, to be deposited in the Lease Consent Escrow, in U.S. Dollars via wire transfer of immediately available funds to one or more accounts specified in writing by Seller.
1.6    Allocation.
(a)    Seller and Buyer shall allocate the Purchase Price (and any Assumed Liabilities or other items required to be treated as purchase price for U.S. federal income tax purposes) among the Assets in accordance with Section 1060 of the Code, the Treasury Regulations thereunder, and the Purchase Price Allocation Schedule. Seller and Buyer also shall allocate and report any adjustments to the Purchase Price in accordance with Treasury Regulations Section 1.1060-1(e), and any allocations made as a result of such adjustments shall become part of the allocation pursuant to this Section 1.6. Seller and Buyer further acknowledge and agree that they will file all Tax Returns and related forms (including IRS Form 8594) in accordance with this Section 1.6, and will not make any inconsistent statement or take any inconsistent position on any tax return, in any refund claim or during the course of any IRS or other Tax proceeding, except as otherwise required pursuant to a “determination” within the meaning of Code Section 1313(a). Each Party will notify the other if it receives notice that the IRS proposes any allocation that is different from the allocation contemplated in this Section 1.6; provided, however, that the Parties acknowledge and agree that (a) Buyer’s cost for the Assets may differ from the total amount allocated under this Section 1.6 to reflect the inclusion in the total cost of items (for example, capitalized acquisition costs) not included in the amount so allocated, (b) the amount realized by Seller may differ from the total amount allocated under this Section 1.6 to reflect transaction costs that reduce the amount realized for U.S. federal income tax purposes, and (c) neither Seller nor any of its

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Affiliates nor Buyer nor any of its Affiliates will be obligated to litigate any challenge to such allocation of the Purchase Price by any Taxing Authority.
(b)    Buyer shall, within thirty (30) days after the Closing Date, prepare and deliver to Seller a proposed schedule (the “Purchase Price Allocation Schedule”) allocating the Purchase Price (and any Assumed Liabilities or other items required to be treated as purchase price for U.S. federal income tax purposes) among the Assets in accordance with Section 1060 of the Code and the Treasury Regulations thereunder. Seller shall notify Buyer of any disagreement regarding such proposal within thirty (30) days after receiving such proposal from Buyer. If Seller does not notify Buyer of any disagreement within such time period, the Purchase Price Allocation Schedule as proposed by Buyer shall be final, conclusive, and binding hereunder. If Seller timely notifies Buyer of any disagreement, Seller and Buyer shall promptly use their respective commercially reasonable efforts to resolve such disagreement within thirty (30) days from the date of Buyer’s receipt of Seller’s notice of disagreement, or by such later date as agreed to by the Parties. In the event that Seller and Buyer are unable to agree on a complete Purchase Price Allocation Schedule within such time period, either Party may engage the Independent Auditors to resolve the disagreement in accordance with the procedures contemplated in Section 1.8, mutatis muntandis. The complete Purchase Price Allocation Schedule as finally determined under this Section 1.6(b), including pursuant to agreement of the Parties, acceptance by Seller, and/or final determination by the Independent Auditors, shall be final and binding on the Parties for all purposes under this Section 1.6
1.7    Agreed Location Value. In addition to, and independent of, the allocation schedule described in Section 1.6, upon execution of the Agreement, Buyer has assigned a portion of the Base Price as the value (the “Agreed Location Value”) of each of the Station Properties on Schedule 1.7 attached hereto. The Agreed Location Values have been assigned for the sole purpose of (a) making any necessary adjustments to the Base Price and the Closing Cash Payment, as further specifically described in this Agreement, and (b) calculating the closing expenses, as applicable.
1.8    Purchase Price Adjustments.
(a)    No later than the thirtieth (30) day after the Closing Date (or such later date as mutually agreed by Seller and Buyer), Seller shall deliver in writing (i) the final calculations of the Inventory Value (the “Final Inventory Value”), including the Inventory Firm’s calculation of the Physical Inventory, in accordance with the valuation procedures and other terms of Section 1.9, (ii) a worksheet showing Seller’s calculation of each of the components of Inventory Value and (iii) any documentation reasonably requested by Buyer to verify such calculations.
(b)    Within thirty (30) days following Seller’s delivery of the Final Inventory Value to Buyer, Buyer will give Seller a written notice stating either (i) Buyer’s acceptance, without objection, of the Final Inventory Value (an “Acceptance Notice”) or (ii) Buyer’s objections to the Final Inventory Value (an “Objection Notice”). If Buyer gives Seller an Acceptance Notice or does not give Seller an Objection Notice within such 30-day period, then the Final Inventory Value will be conclusive and binding upon the Parties. If Buyer delivers an Objection Notice and the Parties are not able to resolve all issues in such Objection Notice with thirty (30) days after Seller receives the Objection Notice, Buyer and Seller will retain a nationally recognized independent auditing

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firm (the “Independent Auditors”) mutually acceptable to both Parties to make the final determination of the Inventory Value. The Independent Auditors’ determination of the Inventory Value will be based on the terms of this Agreement (including all definitions contained herein). Assuming compliance with the immediately preceding sentence, the determination of the Inventory Value by the Independent Auditors will be conclusive and binding upon the Parties. The fees, costs and expenses of the Independent Auditors will be allocated to Buyer and Seller based upon the percentage that the portion of the contested amount not awarded bears to the amount actually contested, as determined by the Independent Auditors. By way of illustration, if Buyer claims that the Final Inventory Value is $1,000,000, Seller claims that the Final Inventory Value is $1,500,000, and the Independent Auditors determines that the Final Inventory Value is $1,200,000, then the costs and expenses of the Independent Auditors will be allocated 60% (i.e., 300,000 ÷ 500,000) to Seller and 40% (i.e., 200,000 ÷ 500,000) to Buyer.
(c)    After the final determination of the Inventory Value pursuant this Section 1.8 and pursuant to the terms of Section 1.9, the Purchase Price shall be recalculated based thereon with the Final Inventory Value being used in place of the Estimated Inventory Value. The term “Final Purchase Price” means the result of such recalculation of the Purchase Price. If the Final Purchase Price is greater than the Closing Cash Payment, then Buyer shall pay on a dollar-for-dollar basis such additional amount to Seller in accordance with Section 1.5 no later than three (3) Business Days after determination of the Final Purchase Price. If the Final Purchase Price is less than the Closing Cash Payment, then Seller shall pay on a dollar-for-dollar basis such additional amount to an account designated in writing by Buyer no later than three (3) Business Days after determination of the Final Purchase Price. Any payments made pursuant to this Section 1.8 shall be treated as an adjustment to the Purchase Price for Tax purposes, unless otherwise required under applicable Law.
1.9    Physical Count Inventory Procedures. Not more than five (5) days before the Closing, unless otherwise agreed in writing by Seller and Buyer, a physical count of the Inventory at each Station Property (the “Physical Inventory”) shall be taken by Retail Inventory Services Ltd. or, if such entity is not able or willing to serve in this role, an independent inventory company as identified by Seller and reasonably acceptable to Buyer (the “Inventory Firm”); provided however that the Petroleum Inventory shall be taken as close as possible to the Cut-over Time. The fee charged by the Inventory Firm will be borne equally by Seller and Buyer. Unless otherwise agreed in writing by Seller and Buyer, the procedures for conducting the Inventory count and valuing the Inventory are set forth in this Section 1.9.
(a)    Cut-over Time. Transfer of Inventory and operations at each Station Property and transfer of ownership of any Assets in connection therewith will be effective as of the commencement of business on the day of the Closing or, if the Station Property operates on a 24-hour basis, as of its normal shift beginning as close as practicable to 5:00 a.m. local time on the day of the Closing (the “Cut-over Time”). All deliveries of Inventory to, and all sales of Inventory at, the Station Property before the Cut-over Time shall be for the benefit of and chargeable to the account of Seller and after the Cut-over Time shall be for the benefit of and chargeable to the account of Buyer. To the extent that the count of the Physical Inventory at the Station Property occurs before the Cut-over Time, the amount of Merchandise Inventory, Supplies Inventory and Petroleum Inventory determined for the Station Property shall be adjusted to reflect any deliveries and sales

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between the time of the actual count or measurement of Merchandise Inventory, Supplies Inventory and Petroleum Inventory and the Cut-over Time.
(b)    Physical Inventory Procedures. For the purposes of determining the Inventory Value, the results of the Physical Inventory shall be final and binding on the Parties (absent manifest error); provided, however, that the Inventory Value shall be adjusted as follows: (i) as deducts to Inventory Value, all of Seller’s costs associated with the sales of non-Petroleum Inventory at each applicable Station Property between the time of the Physical Inventory at such Station Property and the Cut-over Time, and (ii) as additions to Inventory Value, all deliveries of non-Petroleum Inventory at each applicable Station Property between the time of the Physical Inventory and the Cut-over Time (collectively, the “Adjustments”).
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1.10    Closing Date. Unless this Agreement shall have been terminated and the Transactions have been abandoned pursuant to Section 7.1, the closing with respect to the transactions contemplated hereby (the “Closing”) shall take place at the offices of the Escrow Agent at 10:00 a.m., local time on a Business Day that is not later than three (3) Business Days after the satisfaction or, to the extent permitted by applicable Law and the terms of this Agreement, waiver in writing of all of the conditions to the Closing set forth in Sections 5.1 and 5.2 (other than those conditions which by their terms are intended to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law and the terms of this Agreement, waiver of those conditions). The Closing may occur by the electronic exchange of documents, or at such other time and place as the Parties shall agree upon, but in no event later than the Outside Date. The actual date of the Closing is referred to in this Agreement as the “Closing Date.”

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1.11    Withholding. Buyer is entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as may be required to be deducted or withheld therefrom pursuant to the Code or any other applicable Law. To the extent any such amounts are so deducted or withheld, such amounts will be treated for all purposes as having been paid to the Person to whom such amounts would otherwise have been paid absent such deduction or withholding. Prior to deducting and withholding any amounts pursuant to this Section 1.11 (and in any event no later than five (5) calendar days prior to making any payment hereunder), Buyer shall notify the payee of any amounts that Buyer, or any other applicable withholding agent on behalf of Buyer, intends to deduct or withhold from any payments hereunder and provide the payee with reasonable support for the basis on which Buyer, or other applicable withholding agent on behalf of Buyer, intends to deduct or withhold under applicable Law. The Parties shall cooperate with each other, as and to the extent reasonably requested by the other Party, to minimize or eliminate any potential deductions and withholdings that Buyer, or other applicable withholding agent on behalf of Buyer, may believe it is required to make under applicable Law.

2.	REPRESENTATIONS AND WARRANTIES
2.1    Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that the statements contained in this Section 2.1 are correct and complete as of the Effective Date and as of the Closing, except as set forth in the Disclosure Schedules delivered by Seller to Buyer on the date hereof.
(a)    Due Organization and Power. Seller is duly formed and validly existing and in good standing under the laws of the state of Minnesota. Seller has all requisite power and authority to own and operate its properties (including the Assets) and to carry on the Business as and where the Business is currently conducted by it. Seller is duly qualified or licensed to do business as a foreign organization, and is in good standing, in each jurisdiction wherein the character of the properties owned by it and used in the Business, or the nature of the Business, makes such licensing or qualification necessary.
(b)    Authority. Seller has the requisite power and authority necessary to enter into, deliver and perform its obligations pursuant to each of the Transaction Documents to which it is a party. The execution, delivery and performance by Seller of each of the Transaction Documents to which it is a party and the consummation by Seller of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Seller. This Agreement constitutes, and when executed and delivered, the other Transaction Documents to which Seller is a party, when executed and delivered by Seller, will constitute, valid and binding agreements of Seller, as the case may be, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally, and by general equitable principles.

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(c)    No Violation. Except as set forth in Schedule 2.1(c), neither the execution and delivery by Seller of this Agreement or the other Transaction Documents to be executed and delivered by Seller pursuant hereto nor the consummation by Seller of the transactions contemplated hereby and thereby (i) will conflict with, or result in a breach or violation of any Law or Order applicable to Seller, the Business or the Assets or any provision of its charter or bylaws, (ii) will require any authorization, consent, license, qualification, Permit, Order, declaration, filing, registration or approval by, filing with or notice to any Governmental Entity or other third party, (iii) will breach, violate or conflict with, or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or give any Party the right to terminate under, modify any material obligations under, or accelerate the performance required by, any Assumed Contract, (iv) result in the creation of any Liens (other than Permitted Liens) upon any of the Assets or (v) result in any Person having a right of first refusal, right of first offer, purchase option or other preferential right with respect to the Assets or the Business operations.
(d)    Financial and Operating Information.
(i)    The financial information set forth on Schedule 2.1(d), which has been delivered to Buyer, is true, correct and complete in all material respects, is based upon, and is in accordance with and accurately reflect in all material respects, the information contained in Seller’s books and records, and fairly represents and presents the financial condition and sales history and costs and expenses of the Business for the periods referred to therein.
(ii)    The Station Property-level fuel volume and gross sales data delivered or made available to Buyer with respect to the Station Properties for the year ended August 31, 2017 and the three (3) months ended November 30, 2017 have been prepared and maintained in the Ordinary Course of Business in accordance with Seller’s historical practices and fairly present, in the aggregate, in all material respects, the fuel volume and gross sales for the Business on a combined basis for the period reflected therein.
(e)    Tax Matters.
(i)    Except for matters that will not result in any material Liability for Taxes or Loss to Seller, (A) all Tax Returns required to be filed by or on behalf of Seller with respect to the Business or Assets on or prior to the Effective Date (taking into account any valid extension of the tax due date for filing) have been timely filed and, when filed, were complete and accurate in all material respects, (B) Seller has timely paid all material Taxes due and payable (whether or not shown on any Tax Return) which it is required to pay under applicable Law with respect to the Business or Assets, and (C) Seller has deducted, withheld and timely paid to the appropriate Governmental Authority all material Taxes required to be deducted, withheld or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, member or other third party with respect to the Business or Assets. There are no Liens (other than Permitted Liens) currently existing, pending or, to the Knowledge of Seller, threatened with respect to any Assets attributable to any unpaid Taxes. Seller is not currently the beneficiary of any extension of time within

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which to file any Tax Returns with respect to the Business or Assets other than extensions of time to file Tax Returns obtained in the Ordinary Course of Business.
(ii)    As of the Effective Date, except as disclosed on Schedule 2.1(e) (A) there is no audit, examination, or other tax proceeding, and no deficiency or proposed adjustment pending or, to the Knowledge of Seller, threatened with respect to any material Taxes relating to the Business or Assets, and (B) there are no outstanding agreements or waivers, or requests therefore, extending the statutory period of limitations for the assessment or collection of any Taxes relating to the Business or Assets with respect to a taxable period for which such statutes of limitation are still open.
(iii)    Seller is not a “foreign person” for purposes of Section 1445 of the Code.
(iv)    Seller (A) has not been a party to or participated in a transaction that is a “listed transaction,” within the meaning of Section 6707A(c)(2) of the Code and/or Section 1.6011-4(b)(2) with respect to the Business or Assets, (B) has not received a request from any Taxing Authority in a jurisdiction in which such Seller does not file Tax Returns with respect to the Business or Assets that Seller is or may be liable for Taxes in such jurisdiction with respect to the Business or Assets, and (C) has not received or requested any letter ruling from any Taxing Authority regarding non-income Taxes, or entered into any “closing agreement” within the meaning of Section 7121 of the Code (or applicable or analogous state Law) with any Taxing Authority, with respect to the Business or Assets.
[***]

(f)    Litigation. Except as set forth in Schedule 2.1(f), there are no Proceedings pending or, to the Knowledge of Seller, threatened against or by Seller or any of its Affiliates (i) relating to or affecting the Business, the Assets or the Assumed Liabilities or (ii) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. None of the Proceedings set forth in Schedule 2.1(f) has or would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. Except as set forth in Schedule 2.1(f), there are no outstanding Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business. Seller is in compliance in all material respects with the terms of each Order set forth in Schedule 2.1(f).

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(g)    Compliance With Laws and Orders. Except as set forth in Schedule 2.1(g) but subject to the limitations set forth in Section 2.2(h), Seller (i) is not in violation in any material respect of any Law or Order with respect to its ownership, lease or operation of the Assets or the conduct or operation of the Business, or (ii) has not received any currently outstanding and unremedied written, or, to the Knowledge of Seller, oral notice of any alleged material violation of, or any currently outstanding and unremedied citation for material noncompliance with, any Law or Order with respect to its ownership, lease or operation of the Assets or the conduct or operation of the Business.
(h)    Permits. Seller has all material Permits required for it to own, lease and operate the Assets and for the conduct of the Business as currently conducted by Seller and all such Permits are valid and in full force and effect. Seller is in compliance in all material respects with all such Permits. Seller has not received any written, or to the Knowledge of Seller oral, (i) currently outstanding and unremedied or uncured notice of suspension, cancellation, adverse modification, revocation, nonrenewal or termination relating to any of such Permits or (ii) notice, order, complaint or other communication claiming the existence of any material violation under any of such Permits, which material violation has not been cured or otherwise remedied, and to the Knowledge of Seller no other event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any such material Permits.
(i)    Environmental Matters. [***]

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(j)    Title to Tangible Assets.
(i)    Seller has good and valid title to all of the Assets (other than the Owned Real Properties which are exclusively addressed at Section 2.1(k)) and Seller has a valid leasehold interest in the Leased Real Property covered by the Real Property Leases. The Assets (other than the Owned Real Properties which are exclusively addressed at Section 2.1(k)) are held free and clear of any Liens other than Permitted Liens.

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(ii)    All of the Assets which are subject to a leasehold may be freely assigned without the consent or approval of any party and without any cost, except as specifically set forth on Schedule 2.1(j) attached hereto. With respect to each Asset (other than the Owned Real Properties which are exclusively addressed at Section 2.1(k)): (A) there are no written leases, licenses, concessions or other Contracts granting to any Person the right to use or occupy, as applicable, any Asset or any portion thereof, other than pursuant to an Assumed Contract and (B) there are no outstanding purchase and sale contracts, options, rights of first offer, rights of first refusal to purchase, or rights of repurchase or forfeiture of or other preferential rights with respect to any Asset (other than the Owned Real Properties which are exclusively addressed at Section 2.1(k)) or any portion thereof or interest therein, other than any rights that may be granted by Law and the right of Buyer pursuant to this Agreement. The delivery to Buyer of the Bill of Sale and other instruments of assignment, conveyance and transfer pursuant to this Agreement and the Transaction Documents will transfer to Buyer good and valid title to or a valid leasehold interest in all of the Assets, free and clear of any Liens (other than Permitted Liens).
(k)    Real Property.
(i)    Exhibit A-1 lists all of the Owned Real Property. With respect to each parcel of Owned Real Property, except as set forth on Schedule 2.1(k): (A) Seller has good and marketable title to the parcel of Owned Real Property, free and clear of any Lien (other than Permitted Liens); (B) there are no written leases, concessions or other Contracts granting to any Person the right to use or occupy any Owned Real Property or any portion thereof, other than pursuant to an Assumed Contract; (C) there are no outstanding purchase and sale contracts, options, rights of first offer, rights of first refusal to purchase, or rights of repurchase or forfeiture of or with respect to any Owned Real Property or any portion thereof or interest therein, other than any rights that may be granted by Law under the PMPA and the right of Buyer pursuant to this Agreement; and (D) Seller has not received any written notice of Proceedings pending and, to the Knowledge of Seller, there are no Proceedings threatened against or affecting, any of the Owned Real Properties or any portion thereof or interest therein.
(ii)    Exhibit A-2 lists all Leased Real Property that is leased or subleased to Seller and which is part of the Assets as an Assumed Contract.
(l)    Assumed Contracts. With respect to each Assumed Contract, except as set forth in Schedule 2.1(l), (i) such Assumed Contract is in full force and effect and is valid and enforceable against Seller, and, to the Knowledge of Seller, is valid and enforceable against the other party or parties thereto in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally, and by general equitable principles; (ii) in the twelve (12) months preceding the Effective Date, Seller has not received notice that Seller, and Seller has not delivered any notice that the other party or parties thereto, is in breach or default thereof; (iii) Seller has not received any notice, and Seller has not delivered any notice, of any modification, termination, cancellation or nonrenewal (but excluding expiration in accordance with its terms) of any Assumed Contract and, to the Knowledge of Seller,

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any intent to effect the same, (iv) there is no current dispute with any Person under any such Assumed Contract, (v) Seller is in compliance in all material respects with its obligations under such Assumed Contract and (vi) to the Knowledge of Seller, no event has occurred which, with notice or lapse of time or both, would constitute a material default by Seller thereunder. Seller has delivered or made available to Buyer true, correct and complete copies of each Assumed Contract (or a written summary of any Assumed Contract that is an oral Contract) (together with all amendments, modifications or other agreements related thereto). Schedule 2.1(l) lists each Contract that contains a ROFR and identifies the Station Property or Assets subject thereto, and Seller has performed all obligations required to be performed by it as of the Effective Date with respect to each such ROFR.
(m)    Employee Matters. Schedule 2.1(m) lists the employee numbers (“Employee Numbers”) used by Seller in connection with the employment identity of store-level employees and all other employees who will be made available to Buyer to hire pursuant to Section 4.2. Within five (5) Business Days after the Effective Date, Seller will timely provide a separate list of employee names coordinating to the numbers in order for the Buyer to make the offers of employment contemplated by Section 4.2 hereof (the “Business Employees”). Schedule 2.1(m) further provides job title or description of duties, salary or other wages, bonuses, classification (exempt or non-exempt) and years of service used for participation in any Benefit Plan. All Business Employees are correctly classified as employees for all purposes and no individual independent contractors provide services to the Business. No Business Employee is also employed by a non-Seller affiliate that is a co-employer with Seller or any Seller Affiliate and no Business Employee is a leased employee. Except as set forth on Schedule 2.1(m), there are no written contracts or agreements and no current negotiations pertaining thereto, with any of the Business Employees (excluding ordinary course employee benefits or employee policies related thereto), and all of such Business Employees are at-will employees. Seller is not party to or bound by any collective bargaining agreement, labor contract, or other written or oral agreement or understanding with any union or labor organization covering wages, hours, or terms or conditions of employment related to the Business Employees (excluding ordinary course employee benefits or employee policies). To the Knowledge of Seller, no union or labor organization claims to represent any Business Employee, and, to the Knowledge of Seller, there are no organizational campaigns, demands, petitions or proceedings pending or threatened by any union, labor organization, or group of Business Employees seeking recognition or certification as collective bargaining representative of any group of Business Employees. With respect to the Business Employees only, (i) Seller is not experiencing or affected by any labor strike, work stoppage, or lockout and, the Knowledge of Seller, no labor strike, work stoppage or lockout has been threatened against Seller; and (ii) there have been no disputes, complaints, arbitration, lawsuits or administrative proceedings relating to labor matters pending against Seller with respect to which Seller has received written notice or, to the Knowledge of Seller, threatened against Seller. Seller is in material compliance with all employment laws with respect to Business Employees and employment practices with respect thereto including, without limitation, wage and hour laws and has not engaged in any unfair labor practices. Seller has complied with the U.S. Immigration and Nationality Act and the qualifications for employment of the Business Employees under applicable immigration laws. To the Knowledge of Seller, no Business Employee is a party to, or is otherwise, bound by, any confidentiality, noncompetition, proprietary rights or similar agreement that would affect the ability of Buyer to conduct the Business immediately after

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the Closing Date in substantially the same manner as conducted by Seller immediately prior to the Closing Date.
(n)    Broker Fees. Except as to Matrix Capital Markets Group, Inc., Seller has not paid and is not obligated to pay any fees or commissions to any broker or finder in connection with the transactions provided for herein or in connection with the negotiation thereof.
(o)    Benefit Plans.
(i)    Except as could not have a Material Adverse Effect, none of the Benefit Plans is a plan that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code; none of the Business Benefit Plans is a “multiemployer plan” as defined in Section 3(37) of ERISA, a “multiple employer welfare arrangement” within the meaning of Section 3(40)(A) of ERISA, or a “voluntary employee benefits association” under Section 501 of the Code. Except that it could not have a Material Adverse Effect, neither Seller nor any ERISA Affiliate has within the six (6) years prior to the Closing, any liability, direct or indirect, under Title IV of ERISA or with respect to a multiemployer plan, multiple employer welfare arrangement or voluntary employee benefits association. None of the Benefit Plans provides for retiree medical or life insurance benefits to any current or former employee or other person providing services to the Business for which Buyer could reasonably be anticipated to have any Liability.
(ii)    Each Business Benefit Plan is in compliance in all material respects with, and has been operated in accordance with, its terms and the requirements of all applicable Law, and Seller and the ERISA Affiliates have satisfied in all material respects all of their statutory, regulatory and contractual obligations with respect to each such Business Benefit Plan. No legal action, suit or claim is pending or, to the Seller’s Knowledge, threatened with respect to any Business Benefit Plan (other than claims for benefits in the Ordinary Course of Business).
(iii)    Each Business Benefit Plan or trust which is intended to be qualified or exempt from taxation under Section 401(a), 401(k) or 501(a) of the Code has received a favorable determination letter from the IRS that it is so qualified or exempt or is entitled to rely on an opinion letter issued to a prototype sponsor.
(iv)    No Business Employee or other person will become entitled to any bonus, retirement, severance, or similar benefit (including acceleration of vesting or exercise of an incentive award) under any Business Benefit Plan as a result of the transactions contemplated by this Agreement.

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(v)    None of the Assets are “plan assets” with the meaning of ERISA or are assets of any ERISA governed plan.
(p)    Absence of Certain Events. Except as set forth on Schedule 2.1(p), since October 31, 2017, (i) except with respect to the transactions contemplated herein and pursuant to the Transaction Documents, Seller has conducted the Business in the Ordinary Course of Business and not disposed of any Assets (except for sales of Inventory and dispositions of obsolete items of Personal Property in the Ordinary Course of Business) and (ii) there has been no Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on Schedule 2.1(p), from October 31, 2017 until the Effective Date, Seller has not taken any action that, if taken during the period from the Effective Date through the Closing Date without Buyer’s consent, would constitute a breach of Section 3.2.
(q)    Intellectual Property.
(i)    Seller does not own any Intellectual Property that is used solely in connection with the Business. To the Knowledge of Seller, the conduct of the Business as currently conducted does not infringe, misappropriate, dilute or otherwise violate the Intellectual Property of any Person.
(ii)    Seller has taken commercially reasonable actions, generally consistent with industry standards, to maintain the confidentiality, integrity and security of its material Business information, trade secrets, any personally identifiable information and customer financial information and any other information protected by Law or Contract that is collected, created, maintained, stored, transmitted, used, disclosed or otherwise processed by or for the Business (collectively, “Sensitive Data”).
(iii)    Except as set forth on Schedule 2.1(q), in the two (2) years prior to the Effective Date, to the Knowledge of Seller, there has been no material failure, breakdown, errors, or other material substandard performance of any of Seller’s material computer system, networks, or electronic infrastructure that are included in the Assets and used in the operation of the Business as currently conducted (“Seller’s Systems”), that has caused any material disruption or interruption to the operation of the Business. Seller has adopted, implemented and maintained (i) an information technology security policy and procedures to protect the integrity and security of Seller’s Systems and the software information stored thereon, and to safeguard Seller’s Systems against the risk of business disruption arising from attacks (including virus, malware, worm and denial-of-service attacks), unauthorized activities or access of any employee, hackers or any other Person, (ii) commercially reasonable plans, policies and procedures for privacy, physical, and cyber security including reasonable and appropriate administrative, technical and physical safeguards to protect the confidentiality and security of Sensitive Data in Seller’s possession, custody or control against unauthorized access, use, modification, disclosure or other misuse and (iii) commercially reasonable disaster recovery systems to protect and securely store Sensitive Data of Seller as it pertains to the Business. Seller has complied in all material respects with its published privacy policies and internal privacy, data security, and cybersecurity policies

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and procedures, and has taken commercially reasonable steps to test such policies and procedures on a periodic basis.
(iv)    Seller has performed, or have caused to be performed, privacy and data security audits or assessments of the Business within the last two (2) years, and have remedied, in all material respects, any material privacy or data security issues raised in such audits or assessments.
(v)    (i) Each Station Property has functioning point of sale systems and equipment that have been configured to be, and the operation of the Business is, in compliance in all material respects with the payment card industry standards currently in effect; and (ii) as of the Effective Date, Seller has not received written notice of any current or pending updates to such standards.
(r)    Warranty; Fuel Inventory.
(i)    All instances of product warranty claims involving any motor fuels sold by Seller with respect to the Station Properties and involving amounts in excess of an aggregate of One Hundred Thousand Dollars ($100,000) with respect to any claim or group of related claims (related claims shall include any group of five (5) or more claims alleged to have arisen out of sales of motor fuels at the same Station Property (i) over a five (5) day period or (ii) that would reasonably be expected to be from the same fuel delivery) that have occurred and for which notice has been received by Seller in connection with the Business within the twelve-month period prior to the Effective Date are listed on Schedule 2.1(r).
(ii)    All Fuel Inventory is in compliance in all material respects with all applicable federal, state and local Laws, including the rules and regulations promulgated pursuant to Section 211 of the Clean Air Act (or any other Environmental Law), 40 CFR 79-Registration of Fuels and Fuel Additives and 40 CFR 80-Regulation of Fuels and Fuel Additives.
(s)    Zoning. Except as described in Schedule 2.1(s), (i) to the Knowledge of Seller, no zoning Law, building code, covenant, condition or restriction applicable to the Station Properties prohibits or restricts in any material respect (A) any of the Station Properties that is being operated by Seller as a 24-hour convenience store from being operated as a 24-hour convenience store or (B) any of the Station Properties being used by Seller in the engagement in the sale of motor fuels and beer and wine at the Station Property from being used in the engagement in the sale of motor fuels and beer and wine at the Station Property; provided, however, such use may be subject to applicable Laws and Permits, (ii) to the Knowledge of Seller, the current operation of the Business at the Station Properties does not violate in any material respect any applicable zoning Law, building code, covenant, condition or restriction and (iii) to the Knowledge of Seller, no zoning changes are pending which would restrict or otherwise materially impair Seller’s current operation of the Station Property as 24-hour convenience stores with motor fuels and beer and wine sales.
(t)    Access/Sewer and Water. To the Knowledge of Seller, the Owned Real Properties have access to a public right of way. To the Knowledge of Seller, except as set forth in

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Schedule 2.1(t), there are no plans or proposals of any Governmental Entities that would restrict or redirect any traffic flow in a manner that would materially impact the Business at any Station Property. All Station Property is connected to municipal sewer and water and there are no potable water wells. To the Knowledge of Seller, no sewer moratorium or like order of any Governmental Entity is in effect with respect to any of the Station Properties. To the Knowledge of Seller, all utilities required by Law or for the normal operation of all buildings and other improvements located on each Station Property are available and, except as described in Schedule 2.1(t), are installed across public property or valid easements to the property lines of such Station Property, to the extent required, are all connected with valid Permits, and are adequate to service such Station Property for its current use.
(u)    Insurance. In connection with the operation of the Business, Seller maintains such insurance (i) in such amounts and against such risks as Seller has in good faith determined to be sufficient for the conduct of the Business, and (ii) as is required by applicable Laws or Orders. To the Knowledge of Seller, all such policies of insurance (including insurance covering environmental remediation or other environmental risks) maintained by Seller and covering any of the Assets or the Business are legal, valid, binding and enforceable, and in full force and effect, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws relating to or affecting the enforcement creditors’ rights generally, or by general equitable principles. With respect to the Assets and the Business, since January 1, 2015, Seller has not been denied coverage or had any coverage cancelled, nor is any such denial or cancellation pending or, to the Knowledge of Seller, threatened. There is no default with respect to any provisions contained in any such policies, nor has there been any failure to give notice of or present any claim under such policies in a due and timely fashion, except, in each case, to the extent as would not materially adversely affect Seller’s ability to enforce its insurance benefits thereunder. No written notice of denial of coverage, cancellation or non-renewal of any insurance policy has been received, and to the Knowledge of Seller, none of the insurance providers has any current intent to cancel or decline to renew such policies. All premiums due and payable under such policies have been paid, and Seller is otherwise in compliance in all material respects with the terms and conditions of all such policies.
(v)    Power of Attorney; Bonds. There are no third parties holding a power of attorney relating to the Real Property, the Assets or the Business. Except as described in Schedule 2.1(v), neither Seller nor any of its Affiliates maintains or has maintained any surety or other bonds in connection with its operation of the Business.
(w)    No Additional Representations. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 2.1 (IN EACH CASE, AS MODIFIED BY THE DISCLOSURE SCHEDULES), ANY OTHER TRANSACTION DOCUMENT OR ANY OTHER CERTIFICATE DELIVERED PURSUANT HERETO AND THERETO, ABSENT INTENTIONAL FRAUD, WILLFUL MISCONDUCT OR CRIMINAL CONDUCT, SELLER WILL SELL THE ASSETS TO BUYER “AS IS,” AND SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF SELLER, THE BUSINESS, THE ASSETS, THE ASSUMED LIABILITIES OR OTHERWISE, OR WITH RESPECT TO ANY INFORMATION PROVIDED TO BUYER, INCLUDING WITH RESPECT

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TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ABSENT INTENTIONAL FRAUD, WILLFUL MISCONDUCT OR CRIMINAL CONDUCT, ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE EXPRESSLY DISCLAIMED.
2.2    Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that the statements contained in this Section 2.2 are correct and complete as of the Effective Date and as of the Closing, except as set forth in the Disclosure Schedules delivered by Buyer to Seller on the date hereof.
(a)    Due Organization and Power. Buyer is a Hawaii corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization.
(b)    Authority. Buyer has the requisite power and authority necessary to enter into, deliver and perform its obligations pursuant to each of the Transaction Documents to which it is a party. The execution, delivery and performance by Buyer of each of the Transaction Documents to which it is a party and the consummation by Buyer of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Buyer. This Agreement constitutes, and when executed and delivered, the other Transaction Documents to which Buyer is a party, will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles.
(c)    No Violation. Neither the execution and delivery by Buyer of this Agreement or the other Transaction Documents to be executed and delivered by Buyer pursuant hereto nor the consummation by Buyer of the transactions contemplated hereby and thereby (i) will violate any Law or Order applicable to Buyer or any provision of its charter or bylaws or (ii) will require any authorization, consent or approval by, filing with or notice to any Governmental Entity.
(d)    Broker Fees. Neither Buyer nor any of its Affiliates has paid or is obligated to pay any fees or commissions to any broker or finder in connection with the transactions provided for herein or in connection with the negotiation thereof.
(e)    Litigation. There are no Proceedings pending or, to Buyer’s knowledge, threatened against or by Buyer or any of its Affiliates that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

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(f)    Financial Capacity. Buyer has sufficient cash on hand or access to other sources of immediately available funds to enable it to make payment of the Purchase Price and any other amounts due hereunder, and to consummate the Transactions. Buyer acknowledges that its obligations under this Agreement are not subject to a financing contingency.
(g)    Solvency. As of the Closing and immediately after giving effect to all of the Transactions, including the payment of the Purchase Price and payment of all related fees and expenses of Buyer in connection therewith, Buyer will be solvent.
(h)    [***]

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3.	COVENANTS PRIOR TO CLOSING
3.1    Access to Information; Confidentiality.
(a)    Access to Information. Seller shall, during the period commencing on the Effective Date and ending on the Closing Date, furnish or cause to be furnished to Buyer and its representatives, at reasonable times and upon reasonable notice, (i) such access, during normal business hours, to the Station Properties as Buyer from time to time reasonably requests with due regard to minimizing disruption of the conduct of the Business and (ii) such access to the books, records and other information and data that primarily relates to the Assets as Buyer from time to time reasonably requests, including, without limitation all of the following: any existing survey(s) of the Station Properties, environmental reports, studies, tests, data, assessments, and notices in Seller’s possession or which Seller has the right to possess; any material documentation regarding utilities serving the Station Properties; utility information pertaining to the Station Properties; and any existing owners or leasehold title policies for the Station Properties; provided, however, the Parties agree that Seller may redact information to the extent the materials requested by Buyer include information not related to the Assets. Notwithstanding the foregoing, Seller shall not be required to provide access to or to disclose information where such access or disclosure would, in Seller’s opinion based on advice of counsel, cause the loss of the attorney-client privilege of Seller or violate any Law, fiduciary duty or binding agreement applicable to Seller entered into before the Effective Date (except that Seller shall use commercially reasonable efforts to provide such materials in a manner that does not cause the loss of such attorney-client privilege or violate any such Law, fiduciary duty or binding agreement), or where such information is related to the business operated by Seller other than the Business at the Station Properties.

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(b)    Confidentiality. All of the information provided by Seller prior to the date hereof or pursuant to any provisions of this Agreement shall be treated as confidential information pursuant to the terms and for all purposes of the Confidentiality Agreement. Effective upon the Closing, the Confidentiality Agreement shall terminate automatically without further action by the Parties.
3.2    Conduct of Business Pending the Closing. From the Effective Date until the earlier to occur of the Closing Date or the termination hereof, except as required or contemplated by the Transactions or otherwise consented to by Buyer in writing (which shall not be unreasonably withheld), Seller will (i) operate the Business in the Ordinary Course of Business, (ii) use commercially reasonable efforts to maintain the properties and assets included in the Assets in substantially the same condition as they were on the Effective Date, subject to ordinary wear and tear; and (iii) notwithstanding Section 3.2(ii) above, use commercially reasonable efforts to preserve the rights, franchises, goodwill and relationships of its employees, customers, suppliers, regulators and others having relationships with the Business. Without limiting the foregoing, from the date of this Agreement until the earlier to occur of the Closing Date or the termination hereof, except as required or contemplated by the Transactions or otherwise consented to by Buyer in writing (which shall not be unreasonably withheld, conditioned or delayed), Seller will not, solely with respect to the Business:
(a)    take any affirmative action or fail to take any reasonable action within its control that would reasonably be expected to result in a Material Adverse Effect;
(b)    sell, license, transfer, assign, lease, sublease, encumber, abandon, remove or otherwise dispose of any Asset other than in the Ordinary Course of Business or create any Lien (other than Permitted Liens) on any Asset;
(c)    except in connection with a Lease Consent which is reasonably acceptable to the Parties, enter into, extend, amend in any material manner, terminate or voluntarily consent to the termination of any Real Property Lease with respect to a Leased Real Property or any other Assumed Contract;
(d)    enter into any Contract that would bind the owner of the Assets after Closing;
(e)    enter into (i) any arrangement containing any limitation or restriction of any nature on the ability of the Business to operate or compete, including exclusivity provisions, non-competition provisions, non-solicitation provisions or any other restrictive covenant or (ii) any arrangement containing or granting most favored nations or similar pricing provisions;
(f)    (i) grant any Business Employee any loan or, except in the Ordinary Course of Business, increase in wages, salary, commissions, bonuses, severance, termination payments, pension or other compensation, or increase in benefits, or accelerate the vesting or payment of any compensation or benefits for any Business Employee or (ii) enter into any employment arrangements with any Business Employee, which are not cancellable without penalty without more than 30 days’ notice;

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(g)    cancel or waive any material rights related to the Assets;
(h)    relocate any of the Assets to a location other than a Station Property at which such Assets are customarily located, other than in the Ordinary Course of Business;
(i)    fail to maintain Inventory at levels other than in the Ordinary Course of Business;
(j)    fail to make any capital expenditures of the Business that are customary, typical and expected to be made in the Ordinary Course of Business; or
(k)    authorize, contract, commit or otherwise agree whether in writing or otherwise to take any of the foregoing.
3.3    Further Actions; Consents.
(a)    Subject to the terms and conditions of this Agreement, the Parties shall use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective, as soon as practicable, the Transactions, including using all commercially reasonable efforts to obtain prior to the Closing Date all consents of parties to Contracts (other than with respect to the Lease Consents which are addressed in Section 3.3(b)) with Seller with respect to the Business that are necessary for the consummation of the Transactions. Notwithstanding the foregoing, neither Party shall not be required to make any payments or any other economic concessions to comply with this Section 3.3(a).
(b)    Notwithstanding Section 3.3(a), Seller shall use commercially reasonable efforts to obtain the written consent of each counterparty to the Real Property Leases with respect to Leased Real Properties where such consent is required to assign such lease to Buyer at the Closing, which consent shall be in a form required by the applicable Real Property Lease or, if no form is provided, in a form reasonably acceptable to the Parties and the third-party landlord (each, a “Lease Consent”); provided that except as set forth on Schedule 3.3(b), neither Party shall be required to make any payments or any other economic concessions associated with obtaining the Lease Consent to comply with this Section 3.3(b). Seller shall keep Buyer reasonably informed with respect to the status of any such Lease Consents, including by providing Buyer with reasonable advance notice of and the opportunity, to the extent permitted by the counterparty to such Real Property Lease and, at Seller’s sole option, to participate in any meetings with any counterparty for the purpose of discussing such Lease Consent. If, despite the exercise of such commercially reasonable efforts, Seller is unable for any reason to obtain any required Lease Consent prior to the Closing, then (i) at Closing, the Agreed Location Value assigned to the applicable Station Property shall be delivered to the Escrow Agent to deposit in an account (the “Lease Consent Escrow”) established pursuant to the terms of a mutually agreeable escrow agreement to be entered into at the Closing by Seller, Buyer and the Escrow Agent, (ii) Seller will not transfer to Buyer at Closing the applicable Real Property Lease or any Assets (including Inventory) exclusively related to such Leased Real Property (or any Liabilities related thereto) and Seller will continue to own and operate for its own account such Real Property Lease and such Assets (and the Business associated therewith) unless and until

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transferred to Buyer pursuant to this Section 3.3(b), and (iii) Seller shall continue to use commercially reasonable efforts to obtain and deliver to Buyer the applicable Lease Consent for one hundred eighty (180) days following Closing (or such longer term as agreed to by the Parties) (the “Lease Consent Deadline”). If Seller obtains and delivers to Buyer the applicable Lease Consent prior to the Lease Consent Deadline, then, within ten (10) days following receipt of the applicable Lease Consent, (A) Seller shall transfer to Buyer, and Buyer shall assume from Seller, the applicable Real Property Lease and all Assets (including Inventory utilizing the physical count inventory procedures set forth in Section 1.9) exclusively related to such Leased Real Property (and the Parties shall execute and deliver such documents and instruments as are reasonably necessary to effect such transfer and assumption, and Buyer and Seller shall each deliver to the other Party a certificate, dated as of the date of such transfer and signed by a duly authorized officer, that the representations and warranties of the certifying Party set forth in this Agreement, to the extent applicable to such transfer or such Real Property Lease, Assets and/or Leased Real Property, are true and correct in all material respects (subject to any amendment to the Disclosure Schedules and qualifications effected pursuant to Section 3.10)), and (B) Seller shall direct the Escrow Agent to disburse to Seller from the Lease Consent Escrow an amount equal to the Agreed Location Value assigned to the applicable Station Property. If Seller does not obtain and deliver to Buyer the applicable Lease Consent prior to the Lease Consent Deadline, then, (1) within ten (10) days following the Lease Consent Deadline, Buyer and Seller shall direct the Escrow Agent to disburse to Buyer an amount equal to the Agreed Location Value assigned to the applicable Station Property, and (2) Buyer shall have no further obligation to purchase, and Seller shall no further obligation to sell, the applicable Real Property Lease or the Assets (including Inventory) exclusively related to such Leased Real Property. Notwithstanding anything to the contrary in this Agreement, receipt of the Lease Consents shall not be a condition to Closing, except as set forth on Schedule 5.1(d).
3.4    Certain Filings; Permits. Seller shall provide reasonable cooperation to Buyer to permit Buyer to make or cause to be made, as promptly as practicable, all filings with Governmental Entities that are necessary to obtain all authorizations, consents, orders and approvals for the execution and delivery of this Agreement and the consummation of the Transactions. Buyer shall pay the cost of all filing and similar fees arising in connection with such filings. With respect to any Permits that are not transferable under applicable Law and cannot be conveyed to Buyer upon the Closing Date as part of the Assets, Buyer shall be responsible for obtaining such Permits and, upon Buyer’s request, Seller shall reasonably cooperate with Buyer’s actions in connection therewith, including by executing documents or applications required for such Permits, in each case at Buyer’s sole expense.

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3.5    Exclusivity.
(a)    During the period commencing on the Effective Date and expiring on the earlier of the Closing Date or the date on which this Agreement is terminated, Seller (i) shall not, and shall cause its Affiliates and its or their directors, officers, employees and other representatives not to, directly or indirectly, encourage, solicit, initiate, accept, make, respond to (other than to decline), discuss with any third-party or negotiate the terms of any offer or proposal from or to any Person (other than from or to Buyer or its Affiliates) relating to any acquisition, in a single transaction or series of related transactions, of direct or indirect control of the Business, any purchase of the Assets (other than Inventory or equipment in the Ordinary Course of the Business), or any change-of-control or business combination or similar transaction involving the Business, including any merger, consolidation, acquisition, purchase, re-capitalization or other transaction that would have a similar result as the Transactions (an “Acquisition Proposal”). Seller shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their directors, officers, employees and other representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal.
(b)    Seller agrees that the rights and remedies for noncompliance with this Section 3.5 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.
3.6    Environmental Insurance.
(a)    Buyer, at its expense, will obtain pollution liability (or similar) insurance policies for all environmental matters arising prior to or following Closing that require or may reasonably be expected to require any remediation; provided that the Parties acknowledge and agree that such policies may exclude Liabilities associated with the matters described on Schedule 1.3(b)(iv) (which Liabilities are and, regardless of any exclusions contained in such policies, will remain Assumed Liabilities). Seller will provide Buyer such information, as may be in its possession, that Buyer may reasonably require to obtain the foregoing insurance. Buyer will provide evidence of such insurance to Seller at Closing. [***]

Except as may be required to obtain the foregoing insurance (which shall not, in any event constitute a condition to the Closing), Buyer waives any and all right to conduct any intrusive on-site environmental review, inspection or testing of the Station Properties and acknowledges that Seller has conducted and provided the results of Phase I Environmental Site Assessments for each Station Property to Buyer.

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(b)    Seller will add Buyer as an additional insured under Seller’s existing pollution liability insurance policies for the period between the Closing and the date that possession and control of all Fuel Equipment is transferred to Buyer.
3.7    Title. Seller, at its sole expense, has provided Buyer (i) a current commitment for title insurance (each, a “Commitment”, and together, the “Commitments”) issued by First American Title Insurance Company (the “Title Company”) with regard to each of the Owned Real Properties as set forth on Schedule 2.1(k)(A) and (ii) a current as built, ALTA/ACSM survey (each, a “Survey”, and together, the “Surveys”) of each of the Owned Real Properties and any improvements located thereon as set forth on Schedule 2.1(k)(A), which Surveys shall be certified to the Buyer, Seller and the Title Company. Buyer may obtain owner and loan title insurance policies with respect to such Commitments, and Seller shall cooperate with and assist Buyer with any reasonable request in Buyer’s efforts to obtain such policies and shall execute and deliver to the Title Company such affidavits, gap indemnity agreements and other documents reasonably and customarily required by the Title Company to induce the Title Company to issue its owner’s policy of title insurance, with extended coverage, to Buyer (in each case, at Buyer’s sole expense). The cost and expense of such owner and loan title insurance policies will be borne equally by Seller and Buyer.
3.8    No Physical Inspections. Except as contemplated by Section 3.1(a), the Parties agree that in no event shall Buyer be permitted to conduct any physical inspections of the Station Properties prior to the Closing, including any environmental site assessments, invasive testing or similar inspections or any inspections or testing of the Assets.
3.9    No License to Intellectual Property. Except to the extent set forth in the Fuel Supply Agreements delivered in connection with the Closing, after the Closing, Buyer will have no right or license to use any of Seller’s Intellectual Property.
3.10    Notice of Developments. From the date hereof until the Closing, Seller shall disclose to Buyer in writing in reasonable detail (in the form of updated Disclosure Schedules) any development that would cause or constitute a material breach of any of Seller’s representations and warranties in Section 2.1 and of any other development that would cause or constitute a material breach of Seller’s covenants in this Agreement, in each case promptly upon discovery thereof, but in no event later than three (3) days prior to Closing. No such disclosures shall (i) be considered or given effect for purposes of determining the satisfaction of the conditions precedent of Buyer set forth in Section 5.1, (ii) affect in any respect Buyer’s rights of termination set forth in Article 7 or (iii) affect in any respect Buyer’s right or claim pursuant to the terms of this Agreement or otherwise, including pursuant to Article 6, with respect to such disclosures. Notwithstanding the foregoing, if such disclosures (A) would permit Buyer to terminate this Agreement pursuant to Article 7 and (B) Buyer does not do so and the Closing shall occur, then Buyer shall be deemed to have waived any right or claim pursuant to the terms of this Agreement or otherwise, including pursuant to Article 6, with respect to such disclosures.

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3.11    Termination of Contracts. Seller shall [***] terminate, effective prior to or as of the Closing, all Contracts with respect to their application to the applicable Station Properties which are not Assumed Contracts, except with respect to Contracts that are necessary for the continued operation of a Station Property in the Ordinary Course of Business and which are addressed by the Transition Services Agreement, which Contracts shall be terminated with respect to such Station Property as set forth in the Transition Services Agreement.
3.12    Monthly Financial Statements. During the period commencing on the Effective Date and expiring on the earlier of the Closing Date or the date on which this Agreement is terminated, Seller shall deliver to Buyer, as soon as reasonably practicable, but in no event later than twenty (20) calendar days after the end of each calendar month, the unadjusted profit and loss financial information for each Station Property as reported internally historically (the “Company Monthly Financial Statements”). The Company Monthly Financial Statements shall be prepared on a basis consistent with the manner in which the financial statements of Section 2.1(d) were prepared.

4.	ADDITIONAL COVENANTS
4.1    Tax Matters and Proration of Expenses.
(a)    Cooperation. After the Closing Date, until expiration of the statutes of limitation applicable with respect to all Pre-Closing Tax Periods and Straddle Periods, Buyer and Seller each shall make available to the other, as reasonably requested, and to any Governmental Entity (which such Governmental Entity is legally permitted to receive pursuant to its subpoena power or its equivalent) all information, records or documents relating to Liabilities for Taxes or potential Liabilities for Taxes of the Business or Assets for all Pre-Closing Tax Periods and Straddle Periods, and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations for assessment or refund of Taxes or extensions thereof. Buyer shall prepare and provide to Seller such Tax information packages consistent with Seller’s past practice as Seller shall reasonably request for use in preparing any Tax Return that relates to Seller. Such Tax information packages shall be completed by Buyer and provided to Seller within the earlier of (i) forty-five (45) calendar days after Seller’s request therefor or (ii) thirty (30) calendar days prior to the due date of the Tax Return for which they relate, in the latter case, if less than thirty (30) days’ notice of the relevant Tax Return is provided to Buyer, Buyer shall provide such Tax information packages within a reasonable time. After the Closing Date, until expiration of the statutes of limitation applicable with respect to all Pre-Closing Tax Periods and Straddle Periods, Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other, in connection with the filing of Tax Returns and any audit, litigation, appeal, hearing, or other proceeding with respect to Taxes imposed on or relating to the Business and/or Assets. Such cooperation shall include providing the information, records, and documents described above and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided. Each Party shall bear its own expenses in complying with the foregoing provisions. Notwithstanding the provisions of this Section 4.1(a), while the existence of an adversarial proceeding between the Parties will not abrogate or suspend the provisions of this Section 4.1(a), as to such records or other information directly pertinent to such dispute, the Parties may not utilize this Section 4.1(a) but rather, absent agreement, must utilize the rules of discovery.

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(b)    Transfer Taxes. All Transfer Taxes shall be borne by Seller. Except as otherwise required by Law, Seller shall, at its own expense, timely prepare and file or cause to be prepared and filed any Tax Return or other document with respect to Transfer Taxes, and pay or cause to be paid the full amount of all Transfer Taxes. Seller and Buyer shall cooperate with each other with respect to the foregoing, and shall cooperate in good faith to reduce or eliminate any such Transfer Taxes, including obtaining any applicable documentation and certifications from applicable Taxing Authorities.
(c)    Property Tax Adjustments. As applicable, all state, city, county and local real and personal property taxes and other such taxes and related charges constituting a Lien on any of the Station Properties (“Property Taxes”), including payments in-lieu-of Property Taxes, shall be adjusted on the basis of the fiscal year (regardless of the date of assessment) of the state, county, city or town in which any respective Assets are situated (the “Fiscal Year”). Property Taxes that relate to the Fiscal Year in which the Closing occurs (“Straddle Period Property Taxes”) shall be prorated between Seller and Buyer on a daily basis, with Seller being responsible for the portion of such Property Taxes equal to the product of (i) the amount of such Property Taxes for the entirety of the Fiscal Year, multiplied by (ii) a fraction, the numerator of which is the number of days in the Fiscal Year ending on and including the Closing Date and the denominator of which is the total number of days in the Fiscal Year, and (b) with Buyer being liable for the remainder of such Straddle Period Property Taxes. Property Taxes that relate to a Fiscal Year ending prior to the Closing Date shall be the responsibility of Seller. Property Taxes that relate to a Fiscal Year commencing after the Closing shall be the responsibility of Buyer. All installments of Property Taxes having a due date before the Closing Date shall be paid by Seller before the Closing Date, and Buyer shall pay all installments of Property Taxes having a due date on or after the Closing Date. At the Closing, the net amount of all Property Tax adjustments computed according to this Section 4.1(c), based upon which Party is responsible for such Property Taxes and which Party is to pay such Property Taxes, shall be added to or deducted from the Purchase Price. If current tax statements for all Straddle Period Property Taxes are not available as of the Closing Date, the prior year’s tax statements will be used for purposes of making an estimated proration at the Closing, and a final proration will be made promptly when the current tax statements for all Straddle Period Property Taxes are received. Seller shall remit to Buyer any additional amounts due to Buyer in such regard within ten (10) Business Days of receipt of written notice thereof from Buyer (which notice shall include reasonable evidence of the taxes owed and an explanation of the amounts owed by Seller). Buyer shall remit to Seller any excess amounts previously remitted by Seller to Buyer hereunder within ten (10) Business Days of receipt of written notice thereof from Seller (which notice shall include reasonable evidence of the taxes owed and an explanation of the amounts owed by Seller). If Seller, from and after the Closing, receives any bill, assessment or other notice of any such Property Taxes due for any Straddle Period, Seller shall promptly forward a copy of such bill, assessment or other notice to Buyer.

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(d)    Rents and Prepaid Expenses. Rents, prepaid expenses, and similar items relating to the Assets and benefiting Buyer, if any, shall be prorated between the Parties as of the date of the Closing.
(e)    Utilities. Charges for water, gas, power, light and other utility service shall be prorated as of the Closing Date utilizing the most current evidence of the amount due.
4.2    Employee Matters.
(a)    Effective as of immediately prior to the Closing, Seller will terminate each Business Employee listed by Employee Number on Schedule 2.1(m). Buyer will make offers of employment to such Business Employees listed by Employee Number on Schedule 2.1(m) as determined by Buyer in its discretion subject to Buyer’s employment hiring practices and policies, and Seller shall make the Business Employees available to Buyer at least 15 days prior to Closing and shall provide such information and assistance as reasonably necessary for Buyer to determine to make offers of employment. The Business Employees who accept employment with Buyer are referred to as the “Hired Employees.” All Hired Employees will become employees of Buyer effective as of the Closing. Effective as of the Closing and for a period of twelve (12) months following the Closing, Buyer shall provide, or cause to be provided to, Hired Employees base salaries and hourly rates of pay at least substantially similar in the aggregate to those in effect immediately prior to the Closing.
(b)    Effective as of the Closing, all Business Employees will cease participation in any Benefit Plan or any other employee benefit plans provided by Seller and Hired Employees will begin participation in the employee benefit plans of Buyer, as determined by Buyer (“Buyer Plans”). Buyer will give each Hired Employee credit for his or her years of service with Seller prior to the Closing for purposes of determining eligibility to participate in benefits, including, but not limited to, paid-time off and vacation, and vesting under the employee benefit plans of Buyer in which such Hired Employee becomes eligible to participate after the Closing.
(c)    Seller will provide, and be responsible for, any COBRA benefits to Business Employees and any other employee of Seller and its ERISA Affiliates. Seller will be responsible for providing all notices and continuation coverage required under COBRA to all such employees (including any dependents or beneficiaries) who are or become “M&A Qualified Beneficiaries” (as such term is defined in Treasury Regulations §54.4980B-9) as a result of the consummation of this Agreement. Specifically, Seller agrees that all obligations to provide such continuation coverage to M&A Qualified Beneficiaries are being allocated to Seller.
(d)    Seller shall be responsible for and retain all Liability under the WARN Act and shall indemnify and hold Buyer harmless with respect thereto for any current or former Seller employee and any Business Employee that is incurred or deemed to be incurred under the WARN Act due to employment terminations prior to or on the Closing Date including without limitation employees terminated as contemplated in Section 4.2(a), Buyer shall have no Liability under any Benefit Plan including, without limitation, any severance pay plan or program.

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(e)    No Change in Benefits or Rights to Employment. Without limiting the generality of the foregoing, nothing contained in this Section 4.3, either express or implied, shall be construed to (a) establish, amend or modify any benefit plan, program, agreement or arrangement or (b) limit the right of Buyer or Seller to amend, merge or terminate any Benefit Plan or any other employee benefit plan, policy or program. The Parties acknowledge and agree that the terms set forth in this Section 4.3 are included for the sole benefit of the respective Parties to this Agreement, and shall not create any right in any Hired Employee or any other Person to any continued employment with Buyer or any of its Affiliates or compensation or benefits of any nature or kind whatsoever.
4.3    Post-Closing Access to Information. For a period of seven (7) years after the Closing Date, Seller shall provide, and shall cause its appropriate personnel to provide, when reasonably requested to do so by Buyer, access to all Tax, financial and accounting records of or relating exclusively to the Assets, the Assumed Liabilities or the Business (excluding the Books and Records provided to Buyer in connection with the Closing) and the right to make copies or extracts therefrom at its expense, provided, however, notwithstanding anything to the contrary in this Agreement (including Section 4.1(a)), Buyer shall not have access to any documentation of Seller to the extent it contains information of Seller not exclusively related to the Business (and, for the avoidance of doubt, Buyer shall not have access to any information, records or documents relating to Liabilities for Taxes or potential Liabilities for Taxes of Seller except to the extent exclusively related to the Business). Likewise, Buyer shall maintain the Books and Records for a period of seven (7) years following the Closing Date and shall make such records available to Seller for inspection or copying at Seller’s expense. During such seven (7) year period, neither Party shall, nor shall it permit its Affiliates to, intentionally dispose of, alter or destroy any such books, records and other data without giving thirty (30) calendar days’ prior written notice to the other Party and permitting such other Party, at its expense, to examine, duplicate or repossess such records, files, documents and correspondence; provided, however, that the Parties shall be permitted to dispose of books, records and other data to the extent permitted by applicable Law and in compliance with such Party’s ordinary course document retention policies and procedures. Notwithstanding the foregoing, neither Party shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such Party or violate any Law applicable to such Party or the confidentiality provisions of any contract or agreement to which such Party is a party on the Effective Date.
4.4    Insurance and Casualty. Seller shall keep the Assets insured, at Seller’s expense, with such policy types and coverage amounts as Seller maintains in the Ordinary Course of Business until the earlier of the Closing Date or termination of this Agreement. If there is any material damage to or destruction of the Station Properties or any portion thereof before Closing, Seller shall (i) notify Buyer in writing, which such notice shall specify the applicable Station Property, such damage or destruction incurred, and the cause thereof, in each case, to the extent then known, and (ii) as promptly as practicable, provide Buyer with (A) any information in clause (i) that was not known when the foregoing notice was given and (B) a good faith estimate of the cost to repair such damage or destruction on the particular Station Property by a reputable independent third party who is selected by Seller and is reasonably approved by Buyer (the “Damage Estimate”). Subject to the terms of Section 4.9, the Closing with respect to the applicable Station Property shall, at Seller’s

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sole discretion, nevertheless proceed; except, that unless before Closing the same shall have been remedied and restored to substantially the same condition as it was on the date hereof, at the Closing, Seller shall pay over or assign to Buyer any net insurance proceeds due Seller as a result of such damage or destruction (without recourse to Seller) and Buyer shall assume responsibility for such repair.
4.5    Condemnation. If, before Closing, any part of the Station Properties is taken, or noticed for taking, by eminent domain, Seller shall promptly give Buyer written notice thereof and, at the election of Buyer, either (i) Seller shall, at the Closing, deliver to Buyer the net proceeds of any award or other proceeds of such taking which may have been collected by Seller before the Closing or, if the award or other proceeds have not been fully collected, deliver to Buyer an assignment (without recourse to Seller) of the applicable Seller’s right to any such award or other proceeds which may be payable as a result of any such taking, and Buyer shall pay the full Purchase Price without offset or reduction or (ii) such Station Property shall be designated as a Rejected Property, in which case the Base Price shall be reduced by the Agreed Location Value assigned to the applicable Rejected Property and such affected Rejected Property shall no longer be a part of the Assets being transferred hereunder and Buyer shall have no obligation to purchase any of the other Assets exclusively used in connection with such Rejected Property.
4.6    Further Assurances. From time to time after the Closing Date, upon request of the other Party and without further consideration, each Party shall execute and deliver to the requesting Party such documents and take such action as the requesting Party reasonably requests to consummate more effectively the intent and purpose of the Parties under this Agreement and the transactions contemplated hereby.
4.7    Contact with Business Relations. Except as otherwise contemplated by this Agreement, during the period from the Effective Date until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, Buyer hereby agrees that it is not authorized to and shall not (and shall not permit any of its employees, agents, representatives or Affiliates to) contact any employee (excluding executive officers, [***]

, customer, supplier, dealer, material supplier, distributor or other material business relation of Seller regarding Seller or the Business without the prior written consent of Seller.
4.8    Assignment of Assets. If the assignment of any Asset requires the consent of any Person and such consent is not obtained at or prior to the Closing (other than the Lease Consents which are addressed in Section 3.3(b)), then (a) Seller and Buyer will use their commercially reasonable efforts to obtain the written consent of such other Person to the assignment, (b) this Agreement will not constitute an agreement to assign such Asset until such consent is obtained, (c) at Buyer’s election, for a period not to exceed 180 days following the Closing, Seller will continue to maintain and/or perform any such Asset (other than Assumed Contracts which are addressed in clause (d) below) at the direction and for the risk and benefit of Buyer and (d) during the period in which the applicable Assumed Contract is not capable of being assigned to Buyer due to the failure to obtain any required consent, Seller will make such arrangements as may be reasonably necessary

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to enable Buyer to receive all the economic benefits under such Assumed Contract accruing on and after the Closing Date and Buyer will assume all of Seller’s obligations under such Assumed Contract accruing on and after the Closing Date. The Parties agree to effectuate the foregoing arrangement, to the extent permissible, through a sub-contracting, sub-licensing, sub-participation or sub-leasing arrangement, or an arrangement under which Seller would enforce such Assumed Contract for the benefit of Buyer, with Buyer, to the extent permissible, assuming Seller’s executory obligations and any and all rights of Seller against the other party thereto.
4.9    Rejected Properties.
[***]

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4.10    Buyer Parent Guaranty.

(a)    Buyer Parent hereby, unconditionally and irrevocably, guarantees (this “Buyer Parent Guaranty”), by way of an independent obligation to Seller (a) the due, prompt and faithful performance by Buyer of all undertakings, obligations, required acts and performances of the Buyer to Seller under or arising out of this Agreement; and (b) the due and punctual payment of all amounts due and payable by Buyer to Seller under or arising out of this Agreement after the date hereof, when and as the same shall arise and become due and payable in accordance with the terms of and subject to the conditions contained in this Agreement (the “Guaranteed Obligations”). Buyer Parent guarantees as principal obligor and not as surety the prompt performance and payment of all Guaranteed Obligations, this being a guarantee of payment and not a guarantee of collection. This Buyer Parent Guaranty is not contingent upon the pursuit by Seller of any rights or remedies against Buyer, such pursuit being hereby waived by Buyer Parent. The obligations, covenants, agreements and duties of Buyer Parent hereunder shall not be released, affected or impaired in any way by the voluntary or involuntary liquidation, sale or disposition of any assets of Buyer, or the merger or consolidation of Buyer with any other Person. This Buyer Parent Guaranty shall be binding upon all successors and assigns of Buyer Parent. Buyer Parent hereby expressly waives all (i) presentments, (ii) demands for payment or performance, (iii) diligence, (iv) demands of protest, dishonor, or reliance hereon, and (v) protests of nonpayment.
(b)    Buyer Parent represents and warrants as follows: (i) it is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) it has the requisite corporate power and authority to conduct its business as it is now being conducted and to own and use its properties and assets now owned, operated or leased by it, (iii) it has the requisite corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby, (iv) the execution, delivery and performance by Buyer Parent of this Agreement has been duly authorized, approved and adopted by it, (v) this Agreement is binding upon it and is enforceable against it in accordance with the terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and (vi) the execution, delivery and performance by Buyer Parent of this Agreement and the consummation by Buyer Parent of the transactions contemplated hereby will not (A) contravene any organizational documents of Buyer Parent or (B) result in a material breach of, or constitute a material default under, any material contract to which Buyer Parent is a party or by which its assets are bound or affected or violate any applicable Law.
4.11    Confidentiality. From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective representatives to hold, in confidence any and all information, whether written or oral, that primarily relates to the Business and the Assets, except to the extent that Seller can show that such information (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates

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or their respective representatives; or (b) is lawfully acquired by Seller, any of its Affiliates or their respective representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or any of its Affiliates or their respective representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed, provided that Seller shall use reasonable best efforts to obtain, at the request and expense of Buyer, an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

4.12    Financial Statement Assistance. For so long as Buyer or its Affiliates are required under Regulation S-X of the Securities Act to separately include financial statements relating to Buyer’s acquisition of the Assets or the Business in documents filed with the SEC by Buyer or its Affiliates pursuant to the Securities Act or the Exchange Act, Seller shall use its commercially reasonable efforts (a) to cause Seller’s auditors, subject to Buyer’s compliance with any reasonable request of Seller’s auditors, to provide, at Buyer’s sole cost and expense, such assistance as Buyer may reasonably request in connection with the preparation of such financial statements or to the inclusion or incorporation by reference of Seller’s auditor’s opinion with respect to such financial statements in documents filed with the SEC by Buyer or its Affiliates pursuant to the Securities Act or Exchange Act (including the delivery to Seller’s auditors of customary representation letters of Seller) and, in connection with any issuance of securities, to deliver customary auditors’ consents and “comfort letters” in connection therewith and (b) if requested by Buyer, to make available to Buyer such additional information with respect to the financial statements relating to Buyer’s acquisition of the Assets or the Business in Seller’s possession and control for the periods ending prior to the Closing as reasonably required by Buyer in order to prepare or, if required, audit financial statements relating to Buyer’s acquisition of the Assets or the Business meeting the requirements of Regulation S-X of the Securities Act from time to time (provided that Buyer shall reimburse Seller for the reasonable, documented out-of-pocket costs and expenses incurred by Seller in connection with such cooperation); provided, however, that Seller shall not (i) be required to deliver any representation letter, certificate or other information with respect to any use of such financial statements by Buyer or its Affiliates subsequent to the Closing Date or (ii) be responsible for any misstatement or omission in any of Buyer’s or its Affiliates’ securities filings or in respect of any of Buyer’s or its Affiliates’ financings caused by or resulting from the use by Buyer or its Affiliates of such financial statements. Buyer will reimburse Seller, within ten Business Days after demand in writing therefor, for any reasonable costs and expenses incurred by Seller and its Affiliates in complying with the provisions of this Section 4.12.
4.13    Cash Drawer; ATM. Seller shall cause no less than $ of cash to remain in the Cash Drawer of each Station Property as of the Closing. Prior to the Closing, Seller shall withdraw or remove, and keep for its own account, all of the cash contained in any automated teller machine at each Station Property.

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4.14    [***]
4.15    Data Room Documentation. On the Effective Date, Seller shall, at its expense, authorize Matrix Capital Markets Group, Inc. to copy to a non-rewritable flash drive all documents posted to the Data Room as of 5 p.m. Central time on December 29, 2017, and deliver one (1) copy of such flash drive to each of Buyer, Seller and their respective counsel.Transition Matters.
(a)    With respect to each Station Property, on or prior to the applicable Cut-over Time, Seller shall remove all Excluded Assets (other than those Excluded Assets owned by third Persons) from the Station Property, as well as signs, signage or advertising bearing or displaying Excluded Assets or any names, marks, or trade dress, except, in each case, to the extent required to continue ongoing operations of such Station Property in the Ordinary Course of Business (such as branded fuel signage for a brand that will continue to be utilized past the applicable Cut-over Time). Seller shall provide to Buyer, prior to the applicable Cut-over Time, evidence reasonably satisfactory to Buyer that all such Excluded Assets have been removed. Notwithstanding the foregoing, if, after good faith efforts, Seller needs more time to comply with the foregoing, the Parties shall cooperate to provide Seller with a reasonable extension of time. Any such Excluded Assets not removed from the applicable Station Property by ninety (90) days following the applicable Cut-over Time shall be deemed abandoned by Seller, and Buyer may dispose of such Excluded Assets in whatever manner Buyer may elect.
(b)    No more than thirty (30) days prior to the Closing, Buyer may enter the Station Properties to install utilities and other equipment needed to effect an orderly post-Closing transition of the operations conducted thereon. Such entry and installation (i) shall be at Buyer’s sole risk and expense; (ii) shall be at such times as selected by Buyer (not to be earlier than 48 hours after Buyer’s request) and reasonably approved by Seller, which approval shall not be unreasonably withheld, conditioned or delayed and (iii) may be conducted by Buyer or through its agents, employees, contractors or subcontractors. Prior to the entry by Buyer or any of Buyer’s directors, officers, employees, consultants, advisors, or other agents at any Station Property, Buyer shall inform Seller of the work to be performed and provide Seller with an opportunity to provide input with respect to the nature and timing of such work in order to minimize the disruption to the Business. Buyer shall keep the Station Properties free from any Liens or claims arising out of any work performed, material furnished, or obligations uncured by or on behalf of Buyer. All work shall be performed in a manner that will not unreasonably disturb the ongoing operations of Seller or any tenants at the real property or elsewhere, and will not knowingly cause any material damage, loss, disturbance to business, cost or expense to, or claims against, Seller, tenant or the real property. Buyer will repair any such damage caused by any of the work by its directors, officers, employees, consultants, advisors, or other agents and will restore all affected property to the condition it was in before such work. Buyer will defend, indemnify and hold Seller harmless against any expenses or liability which Seller may incur as a result of any property damage, personal injury or death which may be caused by the activities of Buyer and/or Buyer’s representatives or agents under this Section 4.16(b); provided, however, that such indemnity obligations shall apply to the extent, and only to the extent, that any such expenses or liabilities were not caused by or attributable to the gross negligence or willful misconduct of any of Seller and/or Seller’s representatives or agents.

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(c)    If requested by Buyer, Seller and Buyer shall negotiate in good faith to prepare and finalize the Transition Services Agreement with such terms and conditions that are mutually agreeable to Seller and Buyer on or prior to the date that is five (5) Business Days prior to the Closing Date.

5.	CONDITIONS TO THE CLOSING
5.1    Conditions of Buyer’s Obligations. Buyer’s obligation to effect the transactions contemplated by this Agreement is subject to the satisfaction as of the Closing of the following conditions precedent, which are for the sole benefit of Buyer and may be waived wholly or in part in Buyer’s sole and absolute discretion:
(a)    Representations and Warranties. Each representation and warranty of Seller set forth in Section 2.1 will be true and correct in all material respects.
(b)    Performance of Obligations. Seller shall have in all material respects performed and complied with the agreements and obligations under this Agreement that are to be performed or complied with by Seller prior to or on the Closing Date.
(c)    No Injunction, Etc. No preliminary or permanent injunction or other Order issued by any Governmental Entity or other legal restraint or prohibition that restrains, enjoins or otherwise prohibits the transactions contemplated hereby shall be in effect, and there shall not be pending or threatened in writing any Proceeding instituted by any Governmental Entity seeking any such injunction, order, restraint or prohibition or substantial monetary damages in connection with the consummation of the transactions contemplated hereby.
(d)    Consents. Subject to Section 3.3(b), all of the consents of third parties and Governmental Entities set forth on Schedule 5.1(d) shall have been obtained (the “Required Consents”).
(e)    Release of Liens. All Liens relating to the Assets shall have been released in full, other than Permitted Liens.
(f)    No Material Adverse Effect. From the Effective Date, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.
(g)    Delivery of Documents. The following documents (duly executed as appropriate) will have been delivered to Buyer:
(i)    a Bill of Sale in the form attached hereto as Exhibit B;

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(ii)    a limited warranty deed with respect to the Owned Station Properties, in substantially the forms attached hereto as Exhibit C;
(iii)    an Assignment and Assumption Agreement in the form attached hereto as Exhibit D (the “Assignment and Assumption Agreement”);
(iv)    the Fuel Supply Agreements;
(v)    the non-competition and non-solicitation agreement in the form attached hereto as Exhibit F (collectively, the “Non-Competition And Non-Solicitation Agreement”);
(vi)    the Tank Owner Change Forms and any other related documents required to be prepared, executed or delivered by Seller to Buyer;
(vii)    a certificate of an authorized officer of Seller which shall certify (i) the resolutions adopted by Seller to consummate all of the Transactions (including the sale of the Assets), and (ii) the names of the officers of Seller authorized to sign this Agreement and the other Transaction Documents to be delivered by Seller or any of its officers, together with the true signatures of such officers;
(viii)    a certificate (dated not more than ten (10) days prior to the Closing), as to the good standing of Seller in its jurisdiction of incorporation;
(ix)    a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Sections 5.1(a) and (b) and have been satisfied;
(x)    the Books and Records pursuant to Section 1.1(f) hereof;
(xi)    a certificate of non-foreign status of Seller satisfying the requirements of Treasury Regulation Section 1.1445-2(b);
(xii)    if applicable, all affidavits, gap indemnity agreements and other documents reasonably and customarily required by the Title Company to induce the Title Company to issue its owner’s policy of title insurance, with extended coverage, to Buyer, [***]
; and
(xiii)    such other specific instruments of transfer, conveyance and assignment as Buyer may reasonably request.
5.2    Conditions of Seller’s Obligation. Seller’s obligation to effect the transactions contemplated by this Agreement is subject to the satisfaction as of the Closing of the following conditions precedent:

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(a)    Representations and Warranties. Each representation and warranty of Buyer set forth in Section 2.2 will be true and correct in all material respects.
(b)    Performance of Obligations. Buyer shall have in all material respects performed and complied with the agreements and obligations under this Agreement that are to be performed or complied with by Buyer prior to or on the Closing Date.
(c)    No Injunction, Etc. No preliminary or permanent injunction or other Order issued by any Governmental Entity or other legal restraint or prohibition that restrains, enjoins or otherwise prohibits the transactions contemplated hereby shall be in effect and there shall not be pending or threatened in writing any Proceeding instituted by any Governmental Entity seeking any such injunction, order, restraint or prohibition or substantial monetary damages in connection with the consummation of the transactions contemplated hereby.
(d)    Consents. All of the Required Consents shall have been obtained.
(e)    Insurance. Buyer shall have delivered evidence of the pollution liability insurance policies required pursuant to Section 3.6.
(f)    Delivery of Documents. The following documents (duly executed as appropriate) will have been delivered to Seller:
(i)    the Assignment and Assumption Agreement, executed by Buyer;
(ii)    the Fuel Supply Agreements;
(iii)    the Non-Competition and Non- Solicitation Agreement;
(iv)    prior to or at the Closing, Buyer shall have taken the actions, and delivered the Purchase Price, as contemplated by Section 1.5(b);
(v)    the Tank Owner Change Forms and any other related documents required to be prepared, executed or delivered by Buyer to Seller;
(vi)    a certificate of an authorized officer of Buyer which shall certify (i) the resolutions adopted by its Board of Directors authorizing Buyer to consummate all of the transactions contemplated hereby (including the acquisition of the Assets), and (ii) the names of the officers of Buyer authorized to sign this Agreement and the other documents, instruments or certificates to be delivered pursuant to this Agreement by Buyer or any of its officers, together with the true signatures of such officers;
(vii)    a certificate (dated not more than ten (10) days prior to the Closing), as to the good standing of Buyer in its jurisdiction of incorporation;
(viii)    a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Sections 5.2(a) and (b) have been satisfied;

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(ix)    a resale permit or sale for resale exemption certificate relating to inventory acquired in Washington and Idaho in form and substance reasonably acceptable to Seller; and
(x)    such other specific instruments of transfer, conveyance and assignment as Seller may reasonably request.

6.	INDEMNIFICATION
6.1    Survival of Representations and Warranties and Covenants. [***].

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6.2    Indemnification Obligations. [***].

6.3    Limitations. [***].

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6.4    Procedures Relating to Indemnification Between Buyer and Seller. Following the discovery of any facts or conditions that could reasonably be expected to give rise to a Loss or Losses for which indemnification under this Article 6 can be obtained, the Party seeking indemnification under this Article 6 (the “Indemnified Party”) shall, reasonably promptly thereafter, provide written notice to the Party from whom indemnification is sought (the “Indemnifying Party”), setting forth the specific facts and circumstances, in reasonable detail, relating to such Loss or Losses, the amount of Loss or Losses (or a non-binding, reasonable estimate thereof if the actual amount is not known or not capable of reasonable calculation) and the specific section(s) of this Agreement upon which the Indemnified Party is relying in seeking such indemnification (an “Indemnification Notice”); provided, however, that any delay or failure in providing the Indemnification Notice shall not preclude the Indemnified Party from seeking indemnification except to the extent the Indemnifying Party is actually and materially prejudiced thereby. If the Indemnification Notice does not relate to a Third-Party Claim (a “Direct Claim”), the Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such Direct Claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement

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6.5    Procedures Relating to Indemnification for Third-Party Claims.
(a)    Notice. In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement arising out of or involving a claim or demand made by any third-party (a “Third-Party Claim”), the Indemnified Party must provide an Indemnification Notice to the Indemnifying Party relating to the Third-Party Claim reasonably promptly after the Indemnified Party’s receipt of notice of the Third-Party Claim, but in no event more than thirty (30) days after being served with any summons, complaint or similar legal process; provided, however, failure to give timely notice shall not release the Indemnifying Party of its obligations hereunder except if, and only to the extent that, the Indemnifying Party suffers actual prejudice as a proximate result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within twenty (20) days after the Indemnified Party’s receipt thereof, copies of all notices, correspondence and documents, including all court papers, received or delivered by the Indemnified Party relating to the Third-Party Claim.
(b)    Defense. If a Third-Party Claim is made against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in the defense thereof and, if the Indemnifying Party so chooses, to assume (subject to the limitations set forth below) the defense thereof with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided that, the Indemnifying Party shall not be entitled to assume control of such defense (unless otherwise agreed to in writing by the Indemnified Party) and shall pay the reasonable fees and expenses of one counsel for all Indemnified Parties in any one jurisdiction if (i) the Third-Party Claim relates to or arises in connection with any criminal or quasi criminal proceeding, action, indictment, allegation or investigation; (ii) the Third Party Claim seeks an injunction or equitable relief against the Indemnified Party; (iii) the Indemnified Party has been advised by counsel that a reasonable likelihood exists of a conflict of interest (other than a claim for indemnification pursuant to the terms of this Agreement) between the Indemnifying Party and the Indemnified Party; (iv) the defense, settlement or other action or omission with respect to such Third Party Claim could reasonably be expected to have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of Buyer or any of its Affiliates, other than an adjustment to the Tax basis of the Assets relating to an increase in Assumed Liabilities solely relating to such Third Party Claim; or (v) in the case of an Indemnified Party that is a Buyer Indemnified Party, such Indemnified Party reasonably believes that the monetary value of the Third Party Claim is reasonably estimated to (x) be less than the Deductible or (y) to exceed the Cap. If the Indemnifying Party so elects to assume (subject to the limitations set forth above) the defense of a Third-Party Claim, then the Indemnifying Party shall not be liable to the Indemnified Party for the reasonable fees and expenses of counsel subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that (i) prior to assuming the defense of such Third-Party Claim, the Indemnifying Party shall provide to the Indemnified Party an undertaking stating that such Indemnifying Party is able to and will assume the payment of all defense fees and costs and (ii) the Indemnifying Party’s assumption of the defense of such Third-Party Claim shall not signify any agreement, obligation or commitment on the part of the Indemnifying Party to assume or pay any amount awarded to a claimant in respect of such Third-Party Claim. If the Indemnifying Party assumes (subject to the limitations set forth above) such defense, then the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate

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from the counsel employed by the Indemnifying Party, it being understood, however, that the Indemnifying Party shall control such defense. If the Indemnifying Party chooses (subject to the limitations set forth above) to defend any Third-Party Claim, then the Parties shall cooperate in the defense or prosecution of such Third-Party Claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records that are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party has not within thirty (30) days after receipt of an Indemnification Notice relating to a Third-Party Claim, chosen to assume defense of a Third-Party Claim, is not entitled to assume defense of a Third-Party Claim (as provided above) or fails to defend such Third-Party Claim actively and in good faith, then the Indemnified Party shall (upon further written notice) have the right to defend and, subject to Section 6.5, compromise or settle such Third-Party Claim or consent to the entry of judgment with respect to such Third-Party Claim, in each case at the cost and expense of the Indemnifying Party.
(c)    Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into a settlement of any Third-Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned, or delayed), except to the extent such settlement does not provide for liability or the creation of a financial or other obligation (including the imposition of an injunction or other equitable relief) on the part of the Indemnified Party, does not provide for any statement of liability, wrongdoing, criminal offense or finding or admission of any violation of Law by the Indemnified Party and provides, in customary form, for the full, complete and unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 6.5, it shall not agree to any settlement without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed), and no such settlement shall be determinative of the Indemnifying Party’s obligations under this Article 6.
6.6    Insurance. [***].

6.7    Effect of Investigation. [***].

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6.8    Duty to Mitigate. [***].

6.9    Exclusive Remedy. Except in the case of intentional fraud, willful misconduct or criminal conduct, the Purchase Price adjustment provisions of Sections 1.8 and 1.9, the tax provisions of Section 4.1, or any claims for injunctive or other equitable relief, if Closing occurs, the indemnification provisions of this Article 6 are the sole and exclusive remedy of the Parties with respect to this Agreement and the Transactions whether arising in contract, tort or otherwise. In addition to the foregoing, and except in the case of intentional fraud, willful misconduct or criminal conduct, the Parties shall not be entitled to a rescission of this Agreement (or any other Transaction Documents) related to the breach of any representation, warranty, covenant or agreement contained herein.
6.10    No Double Recovery. No Losses may be claimed under Section 6.2 by the Buyer Indemnified Parties to the extent such Losses were taken into account as part of the calculation of the Purchase Price, as adjusted in this Agreement.
6.11    Manner of Payment. Any indemnification of an Indemnified Party pursuant to this Article 6 shall be effected by wire transfer of immediately available funds to an account designated in writing by such Indemnified Party, within 10 Business Days after the final determination thereof.
6.12    Tax Treatment of Indemnity Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

7.	TERMINATION
7.1    General. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, only as follows:
(a)    by the written agreement of Buyer and Seller;
(b)    by Buyer or Seller if the Closing has not occurred on or before March 31, 2018 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any Party whose failure to perform any material covenant, agreement or obligation hereunder has been the principal cause of the failure of the Closing to occur on or before such Outside Date;

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(c)    by Buyer or Seller if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law or Order, or refused to grant any required consent or approval, that has the effect of making the consummation of the Transactions illegal or that otherwise prohibits consummation of such Transactions;
(d)    by Seller, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, which (i) would give rise to the failure of a condition set forth in Section 5.2; and (ii) has not been cured within thirty (30) days following the earlier of receipt by Seller of written notice of such breach from Buyer or receipt by Buyer of written notice of such breach from Seller, provided, that Seller is not then in breach of any representation, warranty or covenant set forth in this Agreement or in any Transaction Document, which breach causes, or would reasonably be expected to cause, any of the conditions set forth in Section 5.1(a) or Section 5.1(b) to fail to be satisfied;
(e)    by Buyer, upon a breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, which (i) would give rise to the failure of a condition set forth in Section 5.1; and (ii) has not been cured within thirty (30) days following the earlier of receipt by Buyer of written notice of such breach from Seller, as the case may be, or receipt by Seller of written notice of such breach from Buyer, provided, that Buyer is not then in breach of any representation, warranty or covenant set forth in this Agreement, which breach causes, or would reasonably be expected to cause, a condition to Closing set forth in either Section 5.2(a) or Section 5.2(b) to fail to be satisfied; and
(f)    by Seller, if Buyer designates three (3) or more Station Properties as Rejected Properties pursuant to the terms of this Agreement.
7.2    Effect of Termination. To terminate this Agreement as provided in Sections 7.1(b), (c), (d), (e) or (f), the terminating Party shall provide the other Party with written notice of its election to terminate this Agreement. Upon delivery of such written notice in accordance with Section 8.6, this Agreement shall forthwith become void and, subject to Section 7.3, there shall be no liability on the part of Buyer or Seller or their respective Affiliates, subsidiaries, officers, directors, stockholders, members, managers or partners and all rights and obligations of any Party hereto shall cease, except that nothing herein shall relieve any Party hereto of any liability for any and all of the damages suffered by the other Party hereto as a result of (i) intentional fraud, willful misconduct or criminal conduct or (ii) any intentional breach of such Party’s representations, warranties covenants or agreements contained in this Agreement (clauses (i) and (ii) referred to herein a “Willful Breach”); provided, however, that Buyer’s right to pursue legal remedies under this Agreement shall be limited to Seller, and Buyer shall have no right to pursue remedies under this Agreement or otherwise against the shareholders of Seller individually. Notwithstanding the foregoing, the provisions of this Section 7.2, Section 7.3 and Article 8 shall survive any termination of this Agreement. No termination of this Agreement shall affect the obligations of the parties under the Confidentiality Agreement.

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7.3    Fees and Expenses.
(a)    If Seller terminates this Agreement pursuant to Section 7.1(b) or Section 7.1(d), then Seller shall be entitled to the Deposit as liquidated damages, it being understood that in no event shall Buyer be required to pay such amount on more than one occasion. In such event, the Parties will cooperate to direct the Escrow Agent to immediately disburse the Deposit to Seller after such termination. Solely for purposes of establishing the basis for the amount of the liquidated damages, it is agreed that the Deposit is not a penalty, but is liquidated damages (in the event it is paid) in a reasonable amount to compensate Seller in the circumstances in which such fee is payable, for the resources expended while negotiating this Agreement. Each of the Parties agrees that, prior to the Closing, Seller’s right in this Section 7.3 to terminate this Agreement and receive payment of the Deposit shall be (other than in the case of a Willful Breach) the sole and exclusive monetary remedy of Seller or any of its Affiliates (whether at law, in equity, in contract, in tort or otherwise) against any Buyer Indemnified Party for any breach of this Agreement by any Buyer Indemnified Party or any Loss suffered hereunder or under any other agreement executed in connection with the transactions contemplated hereby. Upon payment of the Deposit to Seller (other than in the case of a Willful Breach), (%4) no Buyer Indemnified Party shall have any further liability or obligation relating to or arising out of this Agreement, any contract or agreement executed in connection herewith or any of the transactions contemplated hereby or thereby (or the abandonment or termination thereof), (%4) none of Seller or any of its Affiliates shall be entitled to bring or maintain any action, suit or proceeding against any Buyer Indemnified Party arising out of or in connection with this Agreement, any contract or agreement executed in connection herewith or any of the transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination and (%4) Seller shall cause any action, suit or proceeding pending in connection with this Agreement, any contract or agreement executed in connection herewith or any of the transactions contemplated hereby or thereby (or the abandonment or termination thereof), to the extent maintained by Seller or any of its Affiliates against any Buyer Indemnified Party, to be dismissed with prejudice promptly, and in any event within five (5) Business Days after the payment of the Deposit to Seller. Under no circumstance shall Seller be permitted or entitled to receive both a grant of specific performance to consummate the Closing and any portion of the Deposit.
(b)    If this Agreement is terminated for any reason other than as set forth in Section 7.3(a), then Buyer shall be entitled to the Deposit and the Parties will cooperate to direct the Escrow Agent to immediately disburse the Deposit to Buyer after such termination.

8.	MISCELLANEOUS
8.1    Publicity. The Parties agree that, from and after the Effective Date, no public release, written statement or announcement concerning the Transactions shall be issued or made without the prior written consent of both Parties, except for the content of any such release or announcement that is required by Law, including the rules or regulations of any securities exchange, which release or announcement shall be made available to the other Party for its review as soon as reasonably practicable prior to such disclosure and so long as it provides the other Party a reasonable opportunity to review and reasonably comment on the proposed disclosure and to seek confidential

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treatment to the extent permitted by the rules of the SEC. The Parties shall consult with each other regarding any request for confidential treatment from the SEC and, in the case of any such request, each Party shall use its commercially reasonable best efforts to obtain an order from the SEC for confidential treatment for specified provisions or terms of this Agreement.
8.2    Assignment. Except to the extent otherwise expressly set forth in this Agreement, no Party may assign, transfer or encumber this Agreement, or its rights or obligations hereunder, in whole or in part, voluntarily or by operation of Law, without the prior written consent of the other Party, and any attempted assignment, transfer or encumbrance without such consent shall be void and without effect.
8.3    Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective permitted successors and permitted assigns. Except as set forth in Article 6 and as otherwise expressly provided herein, this Agreement is not intended to and does not confer upon any Person other than the Parties any rights or remedies hereunder.
8.4    Amendment. No modifications, amendments or supplements to this Agreement shall be valid and binding unless set forth in a written agreement executed and delivered by the Parties.
8.5    Waiver. No waiver by any Party of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed and delivered by the Party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing under this Agreement. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
8.6    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile (followed by overnight courier), E-mail (followed by overnight courier), delivery by a nationally recognized overnight courier or by registered or certified mail (postage prepaid, return receipt requested) to the other Parties as follows:

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To Buyer or Buyer Parent:	Par Pacific Holdings, Inc. Attention: General Counsel 800 Gessner Rd., Suite 875 Houston, Texas 77024 Fax: (832) 518-5203 Email: MVaughn@parpacific.com

With a copy (which shall not constitute notice) to:	Porter Hedges LLP 1000 Main St., 36th Floor Houston, Texas 77002 Fax: (713) 226-6249 Attention: E. James Cowen

To Seller:	CHS Inc. Attn: VP Refined Fuels Operations & Supply 3020 Denmark Avenue Eagan, MN 55121 Phone: 651-355-4361 Fax: 651-355-8499 Email: Angie.Olsonawski@chsinc.com

With a copy (which shall not constitute notice), to:	CHS Inc. Attn: Legal Department 5500 Cenex Drive, MS 625 Inver Grove Heights, MN 55077 Phone: 651-355-3711 Fax: 651-355-4554 Email: Ryan.Hoch@chsinc.com or to such other person or address as any Party shall have specified by notice in writing to the other Party. If personally delivered, then such communication shall be deemed delivered upon actual receipt; if sent by email or facsimile transmission, then such communication shall be deemed delivered the day of the transmission or, if the transmission is not made on a Business Day, the first Business Day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier, then such communication shall be deemed delivered upon receipt; and if sent by U.S. mail, then such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal.
8.7    Expenses. Regardless of whether or not the Transactions are consummated and except to the extent otherwise expressly set forth in this Agreement, all expenses incurred by the Parties shall be borne solely and entirely by the Party that has incurred such expenses, provided, however, if the Closing occurs, each of the Reimbursed Transaction Expenses shall be paid by Buyer to Seller at the Closing.
8.8    Section Headings; Table of Contents. The Section headings contained in this Agreement and the Table of Contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

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8.9    Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, then such provisions shall be construed so that the remaining provisions of this Agreement shall not be affected, but shall remain in full force and effect, and any such illegal, void or unenforceable provisions shall be deemed, without further action on the part of any person or entity, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in the applicable jurisdiction.
8.10    No Strict Construction. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, each Party confirms that both it and its counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.
8.11    Governing Law; Jurisdiction; Venue; Waiver of Jury Trial. The Parties agree that this Agreement and all matters arising from or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the conflict of law principles thereof. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE INSTITUTED IN THE DELAWARE COURT OF CHANCERY AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE DELAWARE COURT OF CHANCERY DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, THEN ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE) AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH LEGAL SUIT, ACTION OR PROCEEDING BROUGHT IN AN APPROPRIATE COURT PURSUANT TO THIS SECTION 8.11 SHALL BE CONCLUSIVE AND BINDING UPON THE PARTIES, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO WHOSE JURISDICTION THE PARTIES, AS THE CASE MAY BE, ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS

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AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11.
8.12    Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto and thereto and the Transaction Documents constitute the entire agreement between the Parties, and supersede all prior agreements and understandings, oral and written, between the Parties, with respect to the subject matter hereof.
8.13    Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
8.14    Prevailing Party. If any litigation, other court action, proceeding, or other dispute is commenced by any Party to enforce its rights under this Agreement against any other Party, all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred by the prevailing Party in such litigation, action, arbitration, proceeding, or dispute shall be reimbursed by the losing Party; provided, that if a Party to any such litigation or action prevails in part, and loses in part, the court or other adjudicator presiding over such litigation or action shall award a reimbursement of the fees, costs and expenses incurred by the substantially prevailing Party.
8.15    Counterparts. This Agreement may be executed by facsimile or by other electronic signatures and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
8.16    Specific Performance.
(a)    Except as set forth in Section 7.3 and as otherwise limited or provided herein, any and all remedies available to a Party under the Law will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(b)    The Parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Transactions, will cause irreparable injury to the other Parties for which damages, even if available, will not be an adequate remedy.  Accordingly, except as set forth in Section 7.3 and as otherwise limited or provided herein, each Party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such Party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

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8.17    Schedules and Exhibits. The exhibits and schedules to this Agreement constitute a part of this Agreement and are incorporated into this Agreement for all purposes as if fully set forth herein. The Disclosure Schedules include references to the particular section of this Agreement that relates to each disclosure. Any disclosure which may be applicable to another section of this Agreement will be deemed to be made with respect to such other section for which applicability of such disclosure is reasonably apparent on its face, regardless of whether or not a specific cross reference is made thereto. For the avoidance of doubt, any disclosure made with respect to a section of this Agreement, or deemed to be made with respect to a section of this Agreement in accordance with the immediately preceding sentence, shall be deemed to qualify and modify the representations and warranties contained in such section, even if the representations and warranties contained in such section do not by their terms call for any disclosure to be made. By listing matters on the Disclosure Schedules, Seller will not be deemed to have established any materiality standard, admitted any liability, concluded that any one or more of such matters are material, or expanded in any way the scope or effect of the representations or warranties pertaining to Seller or the Business contained in this Agreement. Any capitalized term used in the Disclosure Schedules and not otherwise defined therein has the meaning given to such term in this Agreement.
9.    DEFINITIONS.
In this Agreement, the following terms have the meanings specified or referred to in this Article 9 and, except as otherwise expressly provided in this Agreement or unless the context otherwise clearly and unambiguously requires, shall be equally applicable to both the singular and plural forms. Amounts stated in dollars refer to U.S. dollars.
“Acceptance Notice” has the meaning set forth in Section 1.8(b).
“Acquisition Proposal” has the meaning set forth in Section 3.5(a).
“Adjustments” has the meaning set forth in Section 1.9(b).
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, contract or otherwise.
“Agreed Location Value” has the meaning set forth in Section 1.7.
“Agreement” has the meaning set forth in the preamble of this Agreement.
“Assets” has the meaning set forth in Section 1.1.
“Assignment and Assumption Agreement” has the meaning set forth in Section 5.1(g)(iii).
“Assumed Contracts” has the meaning set forth in Section 1.1(d).
“Assumed Liabilities” has the meaning set forth in Section 1.3(b).

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“Base Price” has the meaning set forth in Section 1.5(a).
“Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained or contributed to by Seller or to which Seller has or could have any liability direct or indirect, and any other plan, program, agreement, arrangement, policy, contract, commitment or scheme, written or oral, statutory or contractual, of Seller or an ERISA Affiliate or to which any of them could have any liability that provides for compensation or benefits, including any retirement benefits, deferred compensation, employment agreement, consulting agreement, employee leasing agreement, labor agreement, stock options or other equity arrangements, executive compensation, bonus or incentive plan, severance, bonus, change in control payment, any fringe benefit, any cafeteria plan or any holiday or vacation plan or practice.
“Books and Records” means (i) all books, files, records and other materials and documentation of Seller (in whatever format they exist, whether hard copy or electronic) located at any Station Property or, if located elsewhere, to the extent primarily related to the Assets or the Business, (ii) all environmental reports and documents and property files to the extent related solely to any Station Property or any other Asset, (iii) the list of vendors set forth on Schedule 9.1 and (iv) to the extent transferable under applicable Law, personnel records and files related to Hired Employees, provided, however, in the case of subparts (i), (ii), (iii) or (iv), other than such materials and documentation that are not primarily related to the Business or are included in Seller’s Records.
“Business” has the meaning set forth in the recitals of this Agreement.
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by Law to be closed.
“Business Benefit Plan(s)” means all Benefit Plans that are sponsored or contributed to by Seller or any ERISA Affiliate for the benefit of current or former employees providing services to the Business for which Seller could have any liability, direct interest or otherwise, under the controlled group and affiliated service group rules under Code Section 414, COBRA or ERISA.
“Business Employees” has the meaning set forth in Section 2.1(m).
“Buyer” has the meaning set forth in the preamble of this Agreement.
“Buyer Parent” has the meaning set forth in the preamble of this Agreement.
“Buyer Parent Guaranty” has the meaning set forth in Section 4.10(a).
“Buyer Indemnified Parties” has the meaning set forth in Section 6.2(a).
“Cap” has the meaning set forth in Section 6.3(b).
“Cash Drawer” means an operating cash balance as customarily required and utilized by Seller at the Station Property including rolls of change kept on hand.

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“Cash Inventory” has the meaning set forth in Section 1.9(b)(iv)(D).
“Closing” has the meaning set forth in Section 1.10.
“Closing Cash Payment” has the meaning set forth in Section 1.5(a).
“Closing Date” has the meaning set forth in Section 1.10.
“COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and of any similar state law.
“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Commitment” or “Commitments” has the meanings set forth in Section 3.7.
“Company Monthly Financial Statements” has the meaning set forth in Section 3.12.
“Confidentiality Agreement” means the confidentiality agreement, dated as of September 29, 2017 by and between Matrix Capital Markets Group, Inc., on behalf of Seller, and Buyer.
“Contract” means any indenture, mortgage, deed of trust, lease, licensing agreement, contract, instrument or other agreement (whether written or oral, and whether express or implied), that is legally binding.
“Cutoff Date” has the meaning set forth in Section 6.1(a).
“Cut-over Time” has the meaning set forth in Section 1.9(a).
“Damage Estimate” has the meaning set forth in Section 4.4.
“Data Room” means the electronic data room maintained by Matrix Capital Markets Group, Inc. on behalf of Seller for the posting of documents for review by Buyer in connection with the transactions contemplated hereby.
“Deductible” has the meaning set forth in Section 6.3(a).
“Deposit” has the meaning set forth in Section 1.4.
“Deposit Escrow Agreement” has the meaning set forth in Section 1.4.
“Direct Claim” has the meaning set forth in Section 6.4.
“Effective Date” has the meaning set forth in the preamble of this Agreement.
“Employee Numbers” has the meaning set forth in Section 2.1(m).

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“Environment” shall mean all and any of the following media: any air (including, without limitation, air within buildings and other natural or man-made structures, whether above or below ground), water (including, without limitation, any groundwater or surface water, and water in drains, pipes and sewers), land (including, without limitation, surface land, sub-surface strata, sediment, sea-bed and river bed and natural and man-made structures) and any organisms (including, without limitation, humans), micro-organisms, species, habitats, natural resources and their services, biodiversity and ecological systems, structures and functions supported by any of those media.
“Environmental, Health, and Safety Requirements” means all Environmental Laws, Permits, governmental orders and other legally binding requirements concerning public health and safety, worker health and safety, pollution, or protection of the Environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, investigation, remediation, or removal of any Hazardous Material as such requirements are enacted and in effect on or prior to the Closing Date, and any amendments or revisions thereto.
“Environmental Laws” means any Laws existing as of the date hereof, and any amendments thereto, related to pollution, the protection of the Environment, worker health and safety, public health and safety or Hazardous Materials.
“ERISA Affiliate” means any entity, whether or not incorporated, that is or was in the preceding 6 years a member of Seller’s or the Business’ controlled group or affiliated service group within the meaning of Code Section 414 or Section 4001 of ERISA.
“Escrow Agent” has the meaning set forth in Section 1.4.
“Estimated Inventory Value” has the meaning set forth in Section 1.5(b).
“Estimated Inventory Value Statement” means a written statement setting forth Seller’s reasonable and good faith estimate as of the Closing of the following: (a) the Merchandise Inventory, (b) the Food Service Items, (c) the Supplies Inventory, (d) the Cash Inventory, and (e) the Petroleum Inventory.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Assets” has the meaning set forth in Section 1.2.
“Excluded Liabilities” has the meaning set forth in Section 1.3(a).
“Final Inventory Value” has the meaning set forth in Section 1.8(a).
“Final Purchase Price” has the meaning set forth in Section 1.8(c).
“Financial Information” has the meaning set forth in Section 2.1(d).
“Fiscal Year” has the meaning set forth in Section 4.1(c).

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“Food Service Items” means any Taco John’s related food and beverage items prepared and served for human consumption.
“Fuel Equipment” means all fuel fixtures and equipment now attached to or used in connection with the Station Properties, including without limitation, all petroleum pumps and dispensers, dispenser pans or under-dispenser containers and overfill sumps, vapor recovery equipment, automatic tank gauges, leak detectors, underground and aboveground fuel storage tanks, canopies, point of sale systems, electronic price signs, fuel lines, fittings and connections used at the Station Properties to receive, store or dispense fuels, to the extent any of the foregoing are owned by Seller.
“Fuel Supply Agreements” means (a) the Program Agreement between Seller and Buyer, (b) the Trademark License Agreement between Seller and Buyer, (c) the Supplemental Agreement between Seller and Buyer, (d) the Transportation Agreement between Seller and Buyer, (e) the Product Sale Agreement between Seller and Hermes Consolidated, LLC (d/b/a Wyoming Refining Company), and (f) the Branded Petroleum Marketer Agreement between Seller and Buyer, in the forms attached hereto as Exhibit E.
“Fuel Taxes” has the meaning set forth in Section 1.9(b)(iv)(E).
“Fundamental Representations” means [***].
“Governmental Entity” means any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, local, foreign or other.
“Guaranteed Obligations” has the meaning set forth in Section 4.10(a).
“Hazardous Material” means all wastes, pollutants, contaminants and hazardous, dangerous or toxic materials or substances, including oil, gasoline, diesel, MTBE, petroleum, constituents and derivatives of petroleum, petroleum products, asbestos, asbestos-containing material, radon, mercury, lead-based paint, urea formaldehyde, polychlorinated biphenyls, any constituents or byproducts of such substances and any other material or substance that is regulated because of its effect or potential effect on public health or the environment or that could result in liability under any Environmental, Health, and Safety Requirements.
“Hired Employees” has the meaning set forth in Section 4.2(a).
“Indebtedness” means at a particular time, without duplication, (a) debt for borrowed money owed to any Party, including any obligations under any note, bond, debenture or other debt security or obligations under drawn letters of credit, (b) all obligations as lessee under leases that have been recorded as capital leases in accordance with GAAP, (c) all interest rate swaps, collars, caps and similar hedging obligations, (d) the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise (including “earn-outs” and “seller notes” payable with respect to the acquisition of any business, assets or securities), (e) guarantees of any of the obligations set forth in clauses (a) through (d) and (f) with respect to clauses (a) through (e),

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all accrued and unpaid interest, and other payment obligations (including prepayment penalties, premiums, breakage costs, fees and other costs and expenses associated with repayment) thereon.
“Indemnification Notice” has the meaning set forth in Section 6.4.
“Indemnified Party” has the meaning set forth in Section 6.4.
“Indemnifying Party” has the meaning set forth in Section 6.4.
“Independent Auditor” has the meaning set forth in Section 1.8(b).
“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations, and works of authorship, whether or not copyrightable; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) websites and internet domain name registrations; and (vi) all other intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing.
“Intellectual Property Agreements” means all licenses, sublicenses and other agreements by or through which other Persons grant Seller or Seller grants any other Persons any exclusive or non-exclusive rights or interests in or to any Intellectual Property that is used in connection with the Business.
“Inventory” means Petroleum Inventory, Merchandise Inventory, Food Service Items, Supplies Inventory and Cash Inventory; provided, however, that Inventory does not include any inventory that cannot be transferred pursuant to applicable Law.
“Inventory Firm” has the meaning set forth in Section 1.9.
“Inventory Value” has the meaning set forth in Section 1.9(b)(iv).
“IRS” means the United States Internal Revenue Service.
“Knowledge of Seller” means, and shall be limited to, the actual knowledge of [***] after due and appropriate inquiry by the foregoing persons of those persons within Seller’s organization who are, in the reasonable judgment of such foregoing persons, in a position to be most familiar with the applicable subject matter.
“Law(s)” means any federal, state, local, foreign or other statute, law, ordinance, treaty, rule or regulation.
“Lease Consent” has the meaning set forth in Section 3.3(b).
“Lease Consent Deadline” has the meaning set forth in Section 3.3(b).

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“Lease Consent Escrow” has the meaning set forth in Section 3.3(b).
“Leased Real Properties” has the meaning set forth in the recitals.
“Liability” or “Liabilities” means and include any direct or indirect liability or obligation that a Person owes to or at the behest of any other Party, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured, joint or several, absolute or contingent, accrued or unaccrued, whether called a liability, obligation, indebtedness, guaranty, endorsement, claim or responsibility or otherwise.
“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.
“Loss” means all losses, damages, costs, expenses and penalties, as well as reasonable legal fees, disbursements and costs related thereto.
“Material Adverse Effect” shall mean any event, circumstance, change, occurrence, condition, development or state of facts that, individually or in the aggregate, (a) has had or would be reasonably expected to have, either by itself or in the aggregate with respect to all such matters, a material adverse effect on the business, results of operations or condition (financial or otherwise) of the Asset or the Business, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and that none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (i) any change or event generally affecting the industries or markets in which Seller conducts operations or the economy; (ii) general economic, capital market, financial, political or regulatory conditions, worldwide or in any particular region; (iii) an occurrence, outbreak, escalation or material worsening of war, armed hostilities, acts of terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response or reaction to any of the foregoing; (iv) any change in applicable accounting requirements or principles; (v) any change in applicable Laws, rules or regulations or the implementation or interpretation thereof; (vi) any effect related to or resulting from the announcement, pendency or consummation of the Transactions, including actions or omissions to act by customers, suppliers or employees, or by reason of the identity of Buyer or any communication by Buyer regarding its plans or intentions with respect to the Business; (vii) any action taken, or failures to take action, by Seller at Buyer’s request or expressly required by this Agreement and the Transactions; or (viii) any failure of the Business to meet its internal financial projections (including, without limitation, revenues, bookings or earnings) relating to any period after the date hereof (provided that, notwithstanding anything to the contrary herein, the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred); provided further that in the case of clauses (i), (ii), (iii), (iv) and (v), such adverse event shall not be so excluded from the definition or determination of a “Material Adverse Effect” if such event, individually or in the aggregate, has or would be reasonably expected to have a disproportionate effect on the Assets or the Business relative to other businesses operating in the same industry, but then only to the extent of such disproportionate effect; or (b) would or would reasonably be expected to prevent, materially delay or materially impede the performance by Seller of its obligations under this Agreement or the consummation of the Transactions.

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“Merchandise Inventory” means items of merchandise of every type and description at the Station Properties as of the Cut-over Time excluding Petroleum Inventory, Food Service Items and Supplies Inventory.
“Non-Competition and Non-Solicitation Agreement” has the meaning set forth in Section 5.1(g)(v).
“Objection Notice” has the meaning set forth in Section 1.8(b).
“Orders” means any order, writ, injunction, judgment, plan or decree of any Governmental Entity.
“Ordinary Course of Business” means, with respect to Seller, the ordinary course of business of Seller in conducting the Business consistent with past custom and practice (including with respect to quantity and frequency).
“Outside Date” has the meaning set forth in Section 7.1(b).
“Owned Real Properties” has the meaning set forth in the recitals.
“Party” or “Parties” means Buyer and/or Seller, as the case may be.
“Permits” means licenses, sublicenses, permits, approvals, certifications, registrations, exemptions, variances, permissive uses, waivers, endorsements, qualifications, accreditations, consents and authorizations of all Governmental Entities.
“Permitted Liens” means (i) mechanic’s, materialmen’s, carriers’, repairers’ and other Liens arising or incurred in the Ordinary Course of Business for amounts that are not yet delinquent, (ii) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or are being contested in good faith by appropriate proceedings, (iii) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not materially interfere with, materially impair or materially impede the present uses or occupancy of such real property by the owner or lessee thereof, (iv) Liens granted to any lender at the Closing in connection with any financing by Buyer of the transactions contemplated hereby, (v) Liens securing any funded Indebtedness (provided such Liens will be discharged at Closing or post-Closing in accordance with the terms of standard and customary conveyancing practices), (vi) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property but excluding any violations of any such Laws which materially interfere with, materially impair or materially impede the present uses or occupancy of such real property by the owner or lessee thereof, (vii) matters that are of record and which do not materially interfere with, directly or indirectly, in an operational manner, financial manner or otherwise, the present uses or occupancy of such real property by the owner, assignee, lessee, or sublessee thereof, (viii) any right, interest, Lien or title of a licensor, sublicensor, licensee, sublicensee, lessor or sublessor under any Assumed Contract to the extent created pursuant to the provisions of such Assumed Contract, but expressly excluding Liens arising as a result of a default

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(other than a default by any Buyer) under any such Assumed Contract and (ix) any Liens described in the Commitments or the Surveys issued to Buyer pursuant to Section 3.7.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or Governmental Entity.
“Personal Property” means all furniture, furnishings, leasehold improvements, fixtures, hardware, equipment, Fuel Equipment, product dispensers, pumps, air compressors, lifts, convenience store coolers, car washing equipment, vacuums, machinery, signs, tools, motor vehicles, office equipment, supplies, computers, networking and other data transmission cables and wiring, telephone and facsimile numbers and listings, mops, brooms and other cleaning supplies, crates, totes and other items of tangible personal property, in each case owned by Seller and used or held for use in the operation of the Assets or the Business and situated at the Station Properties.
“Petroleum Inventory” means gasoline, diesel fuel and bulk propane at the Station Property as of the Cut-over Time excluding Non-Saleable Inventory.
“Physical Inventory” has the meaning set forth in Section 1.9.
“PMPA” means the Petroleum Marketing Practices Act, 15 U.S.C. Section 2801-2806 (1978), as amended.
[***]
“Pre-Closing Tax Period” means any taxable period commencing prior to and ending on or before the Closing Date.
“Proceeding” means any action, suit, claim, assessment, hearing, proceeding, arbitration, investigation, audit, inquiry, or mediation by or before any Governmental Entity or other Person.
“Property Taxes” has the meaning set forth in Section 4.1(c).
“Purchase Price” has the meaning set forth in Section 1.5(a).
“Purchase Price Allocation Schedule” has the meaning set forth in Section 1.6(b).
“Real Property Leases” means the leases or similar agreements (including all amendments or modifications related thereto) pursuant to which Seller is a tenant, subtenant, lessee or sublessee or otherwise uses or occupies real property owned by a third party.
[***]

“Rejected Property” has the meaning set forth in Section 4.9.

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“Release” means any release, spill, emission, emptying, leaking, injection, deposit, disposal, discharge, leaching, pumping, pouring, or migration into, at, on, to or from the atmosphere, soil, surface water, groundwater, land, subsurface strata or property.
“Required Consents” has the meaning set forth in Section 5.1(d).
“ROFR” means right of first refusal or purchase option.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Seller” has the meaning set forth in the preamble of this Agreement.
“Seller’s Records” has the meaning set forth in Section 1.2(e).
“Seller Taxes” means all (a) Taxes relating to the Business, the Assets or the Assumed Liabilities for any Pre-Closing Tax Period or the pre-closing portion of any Straddle Period, (b) any other Taxes of Seller or any Affiliates of Seller for any taxable period, (c) Taxes attributable to any Pre-Closing Tax Period of any Person imposed on Buyer as a transferee of or successor to Seller by Contract or pursuant to any Law, with respect to obligations or relationships existing on or prior to the Closing Date, and/or by agreements entered into or transactions entered into on or prior to the Closing Date and (d) any Transfer Taxes and Straddle Period Property Taxes that are allocated to Seller hereunder.
“Station Properties” means the Owned Real Properties and the Leased Real Properties.
[***]
[***]
“Straddle Period” means any Tax period that includes (but does not end on) the Closing Date.
“Straddle Period Property Taxes” has the meaning set forth in Section 4.1(c).
“Supplies Inventory” means consumable operating items not intended for direct retail sale at the Station Property as of the Cut-over Time, including but not limited to cleaning supplies, car wash supplies, cups, beverage dispenser mixes, condiments and similar items.
“Survey” or “Surveys” has the meanings set forth in Section 3.7.
“Tank Owner Change Forms” means all necessary tank registration forms and other documentation in each case to the extent required by applicable Governmental Entities to transfer ownership of the USTs constituting part of the Assets to the applicable Buyer.

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“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, windfall profits, environmental , customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or estimated, or other tax, fee, charges, or assessments of any kind imposed by a Governmental Entity, including any interest, penalty, or addition thereto (and any interest in respect of any such penalty or addition), whether disputed or not.
“Tax Return” means any return, declaration, report, estimate, claim for refund, or information return relating to, or required to be filed in connection with Taxes.
“Taxing Authority” means any Federal, state, provincial, local or foreign government, any subdivision, agency, commission or authority thereof or any quasi-governmental body exercising Tax regulatory authority.
“Title Company” has the meaning set forth in Section 3.7.
“Third-Party Claim” has the meaning set forth in Section 6.5(a).
“Transaction Documents” means shall mean this Agreement, the Deposit Escrow Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Fuel Supply Agreements, [***]
and any other document expressly contemplated by this Agreement.
“Transactions” has the meaning set forth in the recitals of this Agreement.
“Transfer Taxes” means all sales, use, transfer, recording, filing, value added, ad valorem, privilege, documentary, gross receipts, registration, conveyance, excise, license, stamp or similar Taxes and notarial or other similar fees arising out of, in connection with or attributable to the transactions effectuated pursuant to this Agreement; provided that Transfer Taxes shall not include Taxes on or measured by net income or Taxes on capital gains.
“Transition Services Agreement” means the transition services agreement which may be entered into by Seller and Buyer pursuant to Section 4.16(c), whereby Seller will provide Buyer with certain transition services following the Closing on the terms and conditions negotiated by the parties as contemplated by Section 4.16(c).
“UST” means any one or combination of tanks, including pipes connected thereto, that is used for the storage of Hazardous Materials and that is substantially or totally beneath the surface of the ground.
“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.
“Willful Breach” has the meaning set forth in Section 7.2.

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Where any group or category of items or matters is defined collectively in the plural number, any item or matter within such definition may be referred to using such defined term in the singular number, and vice versa.
[The next page is the signature page.]

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IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

BUYER: PAR HAWAII, INC. By: /s/William Monteleone Name: William Monteleone Title: Chief Financial Officer	SELLER: CHS INC. By: /s/ Daniel Ostendorf Name: Daniel Ostendorf Title: SVP Energy Finance
Solely for purposes of Section 4.10: BUYER PARENT: PAR PACIFIC HOLDINGS, INC. By: /s/ William Monteleone Name: William Monteleone Title: Chief Financial Officer

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